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Exhibit 99.4(d)(2)

Financial Statements of the
Government of New Zealand

For the Six Months Ended
31 December 2002

21 February 2003

ISBN 0-478-11841-4

CHANGES TO THESE ACCOUNTS

These accounts are different from the past

        These financial statements have been prepared on a basis that is different from the past. In summary, from 1 July 2002, the financial statements will include the full line-by-line consolidation of state-owned enterprises (SOEs) and Crown entities (previously the accounts only consolidated the net surplus in the operating balance and net investment/net worth in the balance sheet). In addition, there are some adjustments that will impact on "core Crown" results (defined below) owing to changes to the treatment of GST on Crown spending and the treatment of the Government Superannuation Fund (GSF).

Pre 1 July 2002 presentation of consolidation	New (and now current) presentation of consolidation
The previous presentation showed:	The new current presentation will show the three institutional forms of:

• Crown expenses and revenues with net SOE and Crown entity results

• Crown assets, liabilities, net Crown debt, gross Crown debt and net worth. The Crown balance sheet only included the net investment in SOEs and Crown entities.
• "core Crown" (previous information on revenues and expenses less GST on Crown expenses plus inclusion of full GSF numbers)

• SOE revenues, expenses, assets, liabilities

• Crown entity revenues, expenses, assets, liabilities.
The sum of these three segments (less internal transactions) is the "total Crown".

The core Crown is different from the previous presentation owing to the removal of GST on Crown expenses and the inclusion of the full accounts of the GSF.

The presentation is different—there are some new terms and more information

        These accounts result in new formats. While none of the previous information is lost, a richer picture is available of the whole-of-Crown activity.

        Key indicators of the operating balance, net worth and gross sovereign-issued debt are the same as previous indicators. A number of new indicators are available and some of the existing indicators have altered due to changes in GST treatment. A section on pages 15 to 19 outline the changes to how the accounts are compiled and includes a table that explains in more detail the changes to the various fiscal indicators (in particular there are several debt indicators and definitions are provided on page 9).

        There is new information, such as the Statement of Segments (reporting by institutional grouping of "core Crown", SOEs, and Crown entities). The key statements are shown opposite in the Contents page, along with a brief explanation as to their content.

        We will also be using the commentary (quarterly) to provide more information on a particular aspect of the Crown's financial results. In this set of accounts is a box on page 7 that outlines at a summary level the concept of internal transactions between segments that make up the total Crown.

        To assist those users interested in "core Crown" cash flow activity and the New Zealand Government Stock programme, the commentary has a relevant section (see page 10) and we have provided a separate statement on page 52. The "Core Crown Bonds Reconciliation" shows the core Crown cash flow activity reconciled to the issuance by the NZDMO of New Zealand Government Stock. The information is broadly the same as presented in the past, and so excludes New Zealand Government Stock flows between NZDMO and entities such as the GSF and NZS Fund (which are also part of the core Crown).

CONTENTS

Commentary
Overview
Comparison with Forecast
Comparison with Prior Year
Financial Statements
Statement of Accounting Policies (including an explanation of changes to presentation)

This section outlines the summary accounting policies underpinning the preparation of the Crown financial statements. It includes an explanation of the changes to the basis of these accounts from past presentational formats.
Statement of Financial Performance

The statement outlines the operating results of the total Crown (ie, revenues and expenses of all departments + Reserve Bank + GSF (core Crown), SOEs (including Air New Zealand) and Crown entities). Expense by sector is also shown for total Crown and core Crown.
Statement of Cash Flows
Statement of Movements in Equity
Statement of Financial Position

The statement outlines balance sheet results of the total Crown (ie, assets and liabilities of the core Crown, SOEs and Crown entities added together). Additional information is provided on the NZS Fund and debt indicators.
Statement of Borrowings

The statement outlines total borrowings (split by sovereign-guaranteed and non-sovereign guaranteed and categorised as domestic and foreign) less all financial assets. The net result does not represent net (core) Crown debt. Net (core) Crown numbers are shown in the information with the Statement of Financial Position and Segment information.
Statement of Commitments
Statement of Contingent Liabilities
Statement of Segments
A new statement that outlines the operating results and balance sheet by each institutional segment (ie, core Crown, SOEs and Crown entities).
Notes to the Financial Statements
Core Crown—Government Bonds Reconciliation
The statement outlines the core Crown operating and investing flows and the amount available for debt repayment. It is reconciled to the NZDMO Government Stock programme.

Officers for Enquiries

Glenn Phillips (phone 64-4-471-5102)
(E-mail: glenn.phillips@treasury.govt.nz)
 Steve Leith (phone 64-4-471-5254)
(E-mail: steve.leith@treasury.govt.nz)

Budget and Macroeconomic Branch
The Treasury (1 The Terrace)
PO Box 3724, Wellington
NEW ZEALAND

Facsimile: 64-4-499-0992

COMMENTARY

OVERVIEW—SIX MONTHS TO DECEMBER 2002

        Table 1—Summary Fiscal Indicators (new debt indicators are fully defined on page 16)

	December 2002 Actual YTD	December 2002 Forecast YTD	Variance $m	June 2003 Forecast	June 2002 Actual
Operating balance	2,333	1,698	635	2,505	2,391
OBERAC	2,585	1,698	887	3,521	2,751
Net worth	21,110	20,441	669	21,231	18,832
Total Crown debt	39,294	39,266	28	38,070	36,747
Gross sovereign-issued debt	37,371	37,623	(252)	35,522	36,202
% of GDP	29.9	30.1	(0.2)	27.8	29.6
Net core Crown debt	18,394	19,347	(953)	18,582	17,770

Summary Variances

        The operating balance for the six months to December was $2,333 million, which was $635 million higher than the 2002 December Economic and Fiscal Update (2002 DEFU) forecast. Key drivers of the forecast variance were:

  •
  Tax revenue $435 million higher-than-forecast

  •
  Total Crown expenses $370 million lower-than-forecast, including lower core Crown expenses of $284 million. Much of which will catch up by year end relative to forecast.

  •
  Investment revenues $237 million lower-than-forecast largely reflecting financial investment devaluations.

  •
  OBERAC is higher-than-forecast by $887 million. The difference between OBERAC and the operating balance of $252 million is due largely to the investment devaluations included in the operating balance.

  •
  Gross sovereign-issued debt (gross debt issued by the NZDMO) lower than forecast, largely due to foreign exchange rate movements, partially offset by higher-than-forecast issue of Treasury bills. Gross sovereign-issued debt is estimated at 29.9% of GDP.

  •
  Net (core) Crown debt $953 million lower-than-forecast largely reflecting additional issue of circulating currency ($483 million), improved net cash flows from operations ($374 million) and delays in capital projects ($99 million).

  •
  Net Crown debt is estimated to be 14.7% of GDP at 31 December, compared to a forecast of 15.5%.

Key Information

  •
  The monthly Crown financial statements are prepared on the basis of fully consolidating all the revenues, expenses, assets and liabilities of all departments, SOEs and Crown entities.

  •
  Provides a richer picture of the whole-of-Crown activity, without losing previous information (see segment information on pages 38 to 41).

  •
  Key indicators of the operating balance, net worth and gross sovereign-issued debt are the same as previous indicators.

  •
  Other indicators have changed (the table on page 16 provides more detail).

        Some total Crown statistics include:

  •
  Property, plant and equipment (physical assets including state highways) total $53.6 billion (42.8% of GDP) and make up 56% of total assets.

  •
  Financial assets (many of which are restricted in their use, see Note 8 page 46) total $28.4 billion (22.7% of GDP) and make up 30% of total assets.

  •
  Total Crown borrowings were $39.3 billion (31.4% of GDP). Non-sovereign guaranteed borrowings totals $7.3 billion (this includes borrowings of $3.5 billion by Crown entities and $4.7 billion by SOEs less around $800 million that these entities have borrowed from the core Crown).

  •
  The ACC outstanding claims liability and total GSF liability sum to $20.3 billion.

COMPARISON WITH FORECAST

Financial Performance

        The financial statements for the six months ended 31 December 2002 are compared against forecasts based on the 2002 December Economic and Fiscal Update (2002 DEFU).

        The operating balance was above forecast by $635 million. Table 2 below provides a breakdown of the composition of the operating balance at a total Crown level (ie, revenues and expenses include those of all entities including SOEs1 and Crown entities).

Table 2—Composition of Operating Balance

	December 2002 Actual YTD	December 2002 Forecast YTD	Variance $m	June 2003 Forecast	June 2002 Actual
	$ million
Revenue
Taxation revenue	20,177	19,742	435	38,864	36,215
Levies, fees, fines & penalties	1,315	1,272	43	2,497	2,526
Other revenue	6,725	6,938	(213)	14,100	12,484

Total revenue	28,217	27,952	265	55,461	51,225

Expenses
Functional expenses	24,050	24,365	(315)	49,319	46,158
Finance and FX movts	1,199	1,254	(55)	2,441	2,085
GSF and ACC liability movts	635	635	—	1,196	591
Minority interest	—	—	—	—	—

Total expenses	25,884	26,254	(370)	52,956	48,834

Operating balance	2,333	1,698	635	2,505	2,391

        Total Crown revenues were 1% higher than forecast and expenses were 1.4% lower than forecast. The variance from forecast for the six months to December 2002 can be shown by institutional segment. Table 3 below is a summary of the information presented on pages 38 to 39.

Table 3—Summary Operating Balance by Segment

	Core Crown	Crown entities	State-owned enterprises	Inter-segment eliminations	Total Crown
	$ million
Revenue
December 2002 Actual YTD	21,777	9,189	4,238	(6,987)	28,217
December YTD forecast	21,369	9,320	4,210	(6,947)	27,952
Variance	408	(131)	28	(40)	265
Expenses
December 2002 Actual YTD	19,742	9,205	3,829	(6,892)	25,884
December YTD forecast	20,026	9,222	3,869	(6,863)	26,254
Variance	(284)	(17)	(40)	(29)	(370)
Operating balance
December 2002 Actual YTD	2,035	(16)	409	(95)	2,333
December YTD forecast	1,343	98	341	(84)	1,698
Variance	692	(114)	68	(11)	635

        Overall, the largest operating balance variance was within the core Crown segment, reflecting the higher-than-forecast tax revenue of $446 million and lower-than-forecast expenses of $284 million. Crown entities were lower-than-forecast primarily reflecting financial asset devaluations.

For aggregate reporting purposes, Air New Zealand Limited results are included as part of the SOE segment.

Revenue

        Total revenue was $265 million higher than forecast, primarily driven by tax revenue.

Tax Revenue

        Tax revenue was higher-than-forecast by $435 million. The components of the year-to-date variance were:

Variances Against Forecast	$million	Explanation of variance (see Note 1 on page 42)
Total Individuals taxation (eg, source deductions, net other persons and FBT)	170	Source deductions and net other persons tax were higher-than-forecast by $162 million in total. At this stage of the financial year it is difficult to determine whether the variance is permanent or timing in nature, as the improvement has not yet been replicated in tax receipts.
Total Corporate taxation (eg, net companies tax, foreign-sourced withholding taxes)	22	Net companies tax was higher-than-forecast by $44 million, which was within the normal range of variance for this large tax type.
Net Goods and services tax	204
		Net goods and services tax was higher-than-forecast by $204 million. This was largely due to an issue with phasing the monthly forecast tracks and some of the variance is expected to reverse as the financial year progresses.
Excise duties (Alcohol, tobacco and fuels)	37	Total excise duties were higher-than-forecast by $37 million, including $40 million for Tobacco products.
Other taxation	2

Total Taxation Variance	435

Non-tax Revenue

        Within other revenue categories:

  •
  Total investment income was lower-than-forecast by $237 million (35.1%). This reflects the devaluation of financial asset portfolio's, primarily in ACC, EQC and GSF of $252 million. Financial asset portfolios that include equity investments are expected to be volatile in the short-term.2

  •
  Levies, fees, fines and penalties were $43 million (3.4%) higher-than-forecast, due to slightly higher ACC levies from that expected.

  •
  Other revenue were lower-than-forecast by $24 million (2.8%).

The November 2002 Crown financial statements (page 7) outlines at a summary level the Crown's financial institutions and how they influence reported results.

Expenses

        Total expenses for the period were $370 million lower than forecast, with core Crown functional expenses contributing $284 million of the variance.

        Core Crown expense variances reflect that:

  •
  Social security and welfare expenses were lower-than-forecast by $192 million, largely due to the delay in writing off Family Support debt ($160 million). It is expected the write-off will now occur later in the financial year (April or May).

  •
  Health expenses were lower-than-forecast by $90 million, reflecting timing delays.

        The expenses of SOEs and Crown entities were a further net $67 million lower-than-forecast, though there were a number of offsetting variances. More detailed financial information is shown on page 21 where the expenses by both total Crown and core Crown are presented by areas of functional spending (eg, health, education, defence, etc).

Statement of Segments—What is an inter-segment elimination?

        With the introduction of full line-by-line consolidation in the Crown financial statements, a new statement of segments was introduced (refer pages 38 to 41). This statement shows how the component parts of the total Crown (i.e. the core Crown, Crown entities and state-owned enterprises) "add up" to match the main financial statements. The information provides a picture of where the Government operations are managed.

        An important part of this statement is inter-segment eliminations, which are internal transactions between parts of the Crown. They need to be removed, otherwise the total revenues, expenses, assets and liabilities would be substantially overstated—misrepresenting the real size of government flows with other parts of the economy.

        To illustrate inter-segment eliminations we can examine the Health functional classification under the old and new approach.

(rounded to $billion)	Core Crown	Crown Entities	SOE's	Internal	Total
Health (old)	8	—	—	—	8
Health (new)	7	6	—	(6)	7

        Under the previous presentation within the accounts, Health expenses were around $8 billion (GST inclusive) at 30 June 2002. This represented the expenses incurred by the Ministry of Health. Under line-by-line consolidation, the level of spending in the core Crown was still around the same level (though GST has been removed).

        With the inclusion of District Health Board (DHBs) expenses of around $6 billion, the "total" amount spent by departments and DHBs appears to be around $13 billion. However, the majority of the core Crown expenses are payments to DHBs to fund their expenses. These need to be removed ("eliminated") to represent the consolidated Crown as one reporting entity.

        Other eliminations include some "normal course of business expenses" such as entity costs incurred with NZ Post and Air New Zealand for example.

        Eliminations for the balance sheet comprise of two major categories, elimination of cross holdings of financial assets (e.g. Government Stock held by EQC and ACC) and advances to Crown entities (primarily Housing New Zealand Corporation and DHBs).

        The total eliminations are shown within the Statement of Segments.

Financial Position

        The Statement of Financial Position records the Crown's assets, liabilities and net worth as at 31 December 2002. Table 4 below provides a summary of the balance sheet as at 31 December 2002.

        In summary, net worth is higher-than-forecast reflecting the operating balance improvements of $635 million and some minor revaluations.

        Table 4—Summary of Balance Sheet

	December Actual	December Forecast	Variance $ million	%
	$ million
Financial assets	28,421	27,332	1,089	4.0
Property, plant and equipment	53,600	53,795	(195)	(0.4)
Other assets	12,904	12,130	774	6.4

Total Assets	94,925	93,257	1,668	1.8

Gross debt	39,294	39,266	28	0.1
Provision for GSF pension liabilities	12,692	12,692	—	0.0
Provision for ACC outstanding claims	7,654	7,653	1	0.0
Other liabilities	14,175	13,205	970	7.3

Total Liabilities	73,815	72,816	999	1.4

Crown Balance (net worth)	21,110	20,441	669	3.3

        Table 5 below shows where the balance sheet resides in terms of core Crown, SOEs and Crown entities.

        Table 5—Summary Balance Sheet by Segment at 31 December 2002

	Core Crown	Crown entities	State-owned enterprises	Inter-segment eliminations	Total Crown
	$ million
Financial assets	21,873	10,197	1,793	(5,442)	28,421
Property, plant and equipment	29,553	14,031	10,016	—	53,600
Other assets	21,702	2,042	2,211	(13,051)	12,904

Total Assets	73,128	26,270	14,020	(18,493)	94,925

Gross debt	36,620	3,452	4,664	(5,442)	39,294
GSF pension liabilities	12,692	—	—	—	12,692
ACC outstanding claims	—	7,654	—	—	7,654
Other liabilities	9,165	3,495	2,706	(1,191)	14,175

Total Liabilities	58,477	14,601	7,370	(6,633)	73,815

Crown Balance (net worth)	14,651	11,669	6,650	(11,860)	21,110

Gross and net Crown debt

        There are a number of debt indicators now available for consideration. Definitions of the key debt indicators are below (and page 16 outlines definitions of all key fiscal indicators).

  •
  Total gross Crown debt is the total borrowings (both sovereign-guaranteed and non-sovereign guaranteed) of the total Crown. This equates to the amount in the total Crown balance sheet and represents the complete picture of whole-of-Crown debt obligations to external parties.

    The balance sheet splits total Crown debt into sovereign-guaranteed and non-sovereign-guaranteed debt. This split reflects the fact that the Crown does not explicitly guarantee the debt held by SOEs and Crown entities. Any such debt that may be guaranteed is included in the sovereign-guaranteed total. The Crown currently guarantees no debt of SOEs and Crown entities.

  •
  Total gross sovereign-issued debt is debt issued by the sovereign (ie, core Crown) and includes Government stock held by the NZS Fund, GSF, ACC or EQC for example. In other words, the total sovereign-issued debt does not eliminate any internal cross-holdings. The Government's debt objective uses this measure of debt.

  •
  Net (core) Crown debt is a core Crown measure, calculated as gross core Crown debt less financial assets (excluding the net assets of the GSF and NZS Fund due to their restricted nature).

        The Government's debt objective is articulated as managing total Crown debt at prudent levels and in the longer-term, managing gross sovereign-issued debt below 30% of GDP on average over the economic cycle.

Table 6—Total Crown debt and core Crown debt information

$ million	December 2002 Actual YTD	December 2002 Forecast YTD	Variance $m	June 2003 Forecast	June 2002 Actual
Total Crown debt
Gross Crown debt	39,294	39,266	28	38,070	36,747
% of GDP	31.4	31.4	0.0	29.8	30.1
Gross sovereign-issued debt	37,371	37,623	(252)	35,522	36,202
% of GDP	29.9	30.1	(0.2)	27.8	29.6
Core Crown debt information
Gross core Crown debt	36,620	36,922	(302)	35,129	34,722
Financial assets	(21,873)	(21,276)	(597)	(21,153)	(19,521)

Debt less assets	14,747	15,646	(899)	13,976	15,201
NZS Fund and GSF assets	4,398	4,402	(4)	4,999	4,049
X-holdings of NZ Govt Stock	(751)	(701)	(50)	(393)	(1,480)

Core Crown net debt	18,394	19,347	(953)	18,582	17,770

% of GDP	14.7	15.5	(0.8)	14.6	14.5
GDP	125,128	125,128		127,674	122,271

        Gross sovereign-issued debt was lower-than-forecast by $252 million, reflecting the appreciation in the New Zealand dollar against the US dollar of around $550 million (forecasts are based on exchange rates prevailing at 31 October 2002), partially offset by higher than forecast issue of Treasury bills, which is due to timing and likely to reverse in January.

        Gross sovereign-issue debt was estimated to be 29.9% of GDP at 31 December, compared to a forecast of 30.1%.

        Net (core) Crown debt was $953 million lower than forecast. This was largely due to:

  •
  improved net cash flows from operations ($374 million);

  •
  additional issue of circulating currency ($483 million), which are not forecast as a matter of policy. This was due to cover the demand for additional currency over the Christmas period and a portion of this variance is expected to reverse in the coming months: and

  •
  delays in capital projects ($99 million).

        The impact of the appreciation against the US dollar is effectively net debt neutral due to Marketable securities & deposits incurring foreign exchange losses to offset the gains on debt.

        Net Crown debt was estimated to be 14.7% of GDP at 31 December, compared to a forecast of 15.5%. This ratio is calculated using the actual nominal GDP number to September 2002, based on the latest GDP series released by Statistics New Zealand.

Core Crown Summary of Net Cash Flows

        In terms of impact on gross sovereign-issued debt and core Crown net debt, the important determinant is the core Crown cash flow activity. It is this activity that impacts directly on the New Zealand Government Stock activity. The relevant financial information is included in the separate reconciliation of the core Crown cash flows to net bond issues (refer page 52).

        Core Crown net cash flows for the six months ended 31 December 2002 were as follows:

Table 7—Core Crown Cash Flow Information

$ million	December Actual	December Forecast	Variance $ million	%
Operating activities	1,043	669	374	55.9

Investing activities (including NZS Fund purchases of MSDs & equities, and excluding other net purchases of MSDs)	(1,604)	(1,716)	112	(6.5)

Amount required to be financed	(561)	(1,047)	486	(46.4)

Net sale/(purchase) of other marketable securities and deposits	(2,066)	(818)	(1,248)	152.6
Financing activity	2,209	2,290	(81)	(3.5)

Net movement in cash	(418)	425	(843)	(198.4)

        Net cash flows from operating activities were higher-than-forecast by a net $374 million. This was due to:

  •
  tax receipts being $196 million higher than forecast, partially reflecting the cash effect of the improvement in tax revenue; and

  •
  finance cost being $136 million lower than forecast, reflecting timing issues in interest payments by NZDMO.

        Net cash outflows from investing activities (including NZS Fund contributions and excluding net (purchases)/sales of marketable securities and deposits) was $112 million lower than forecast, which was primarily due to delays in purchases of physical assets ($99 million).

        As a result of operating and investing activity, the amount required to be financed was $486 million lower than forecast.

COMPARISON WITH PRIOR YEAR

        As this years Monthly Financial Statements are the first sets of accounts to be prepared under the new basis of consolidation, comparative figures are not available in most cases for the comparative year-to-date period.

        However to provide a meaningful comparison we have included information below as if line-by-line consolidation had not occurred. We have provided 31 December 2002 actual information using the previous presentation (i.e. added back GST and not included GSF asset value movements) to enable comparison with 31 December 2001 results.

	Previous Presentation				Previous Presentation
	December YTD				Year Ended 30 June
	2002/03 $m	2001/02 $m	$m	%	2001/02 $m	2000/01 $m	1999/00 $m	1998/99 $m	1997/98 $m
Operating Statement
Total taxation revenue	21,330	19,070	2,260	11.9	38,420	36,738	34,035	32,156	32,982
% of GDP	17.0%	16.5%			32.0%	32.1%	31.7%	31.6%	33.0%
Total non tax revenue	1,461	1,488	(27)	(1.8)	3,222	2,754	2,491	4,201	2,599

Total Revenue	22,791	20,558	2,233	10.9	41,642	39,492	36,526	36,357	35,581

% of GDP	18.2%	17.7%			34.7%	34.5%	34.0%	35.7%	35.6%
Social security and welfare	6,909	6,798	(111)	(1.6)	13,487	13,216	12,896	12,906	12,509
GSF pension expenses	960	342	(618)	(180.7)	1,153	855	478	1,132	494
Health	4,098	3,808	(290)	(7.6)	7,713	7,342	6,874	6,573	6,001
Education	3,736	3,487	(249)	(7.1)	7,124	6,690	6,310	5,899	5,714
Core government services	811	766	(45)	(5.9)	1,602	1,817	1,710	1,705	1,562
Law and order	864	883	19	2.2	1,755	1,560	1,531	1,499	1,345
Defence	561	546	(15)	(2.7)	1,197	1,267	1,247	1,030	1,065
Transport and communications	503	434	(69)	(15.9)	1,120	1,026	1,036	1,029	948
Economic and industrial services	621	573	(48)	(8.4)	1,157	1,141	944	858	840
Primary services	167	145	(22)	(15.2)	315	287	265	316	297
Heritage, culture and recreation	231	240	9	3.8	474	424	456	334	423
Housing and community development	46	44	(2)	(4.5)	93	50	68	41	29
Other	12	24	12	50.0	110	75	45	34	167
Finance costs	1,114	1,194	80	6.7	2,324	2,483	2,373	2,516	2,804
Net foreign exchange (gains) losses	52	31	(21)	(67.7)	75	(47)	(62)	(47)	13

Total Expenses	20,685	19,315	(1,370)	(7.1)	39,699	38,186	36,171	35,825	34,211

% of GDP	16.5%	16.7%			33.1%	33.4%	33.7%	35.2%	34.3%
SOE/Crown entities net surplus	227	215	12	5.6	427	523	575	1,245	1,164
ACC Valuation movement	—	—	—	—	(43)	(420)	519	—	—

Operating Balance	2,333	1,458	875	60.0	2,327	1,409	1,449	1,777	2,534

% of GDP	1.9%	1.3%			1.9%	1.2%	1.3%	1.7%	2.5%

OBERAC	2,333	1,212	1,121	92.5	2,751	2,107	884	246	2,191

% of GDP	1.9%	1.0%			2.3%	1.8%	0.8%	0.2%	2.2%
Financial Position
SOEs and Crown entities	18,245	14,464	3,781	26.1	17,815	14,077	14,392	12,917	19,022
Physical assets	17,542	16,193	1,349	8.3	17,290	16,102	15,972	15,258	14,962
Other assets	40,857	36,352	4,505	12.4	37,099	34,902	30,059	30,048	28,372

Total Assets	76,644	67,009	9,635	14.4	72,204	65,081	60,423	58,223	62,356

Total Liabilities	56,007	54,038	(1,969)	(4)	53,948	53,618	51,840	52,201	52,435

Crown Balance (net worth)	20,637	12,971	7,666	59	18,256	11,463	8,583	6,022	9,921

% of GDP	16.5%	11.2%			15.2%	10.0%	8.0%	5.9%	9.9%
Net Crown debt	18,394	20,364	(1,970)	(10)	19,250	19,971	21,396	21,701	24,069
% of GDP	14.7%	17.6%			16.0%	17.5%	19.9%	21.3%	24.1%
GDP	125,128	115,853			120,021	114,374	107,344	101,892	99,831

        Taxation revenue was $2,260 million higher than the six months ended 31 December 2001. This mainly comprised of growth in source deductions reflecting strength in the labour market, growth in companies tax driven by strong returns mostly from the finance and insurance sector and growth in goods and services tax.

        Social, security and welfare expenses was $111 million higher than the previous year, due to the CPI increase across benefits on 1 April 2002 and new policy initiatives.

        GSF pension expenses were $618 million higher than the previous year, largely reflecting the recognition of the GSF pension liability movement at 31 October 2002.

        Health expenses were $290 million higher than the previous year, due to the provision of new services and maintaining existing service levels as a result of demographic, price inflations and technology growth pressures.

        Education expenses were $249 million higher than the previous year. The increase in expenditure reflects demographic changes as well as policy initiatives.

        Core government services expenses were $45 million higher than the previous year largely reflecting new policy initiatives.

        Law and order expenses were $19 million lower than the previous year. The decrease was mainly due to previous year debt provisioning by courts, which has not reoccurred this year.

        Transport and communication expenses were $69 million higher than the previous year. This was primarily due to increased spending as a result of the Transport package agreed during the 2002 Budget. In addition it also reflects the amortisation of goodwill in regards to the acquisition of Air New Zealand Limited, which was finalised in January 2002.

        Economic and industrial services expenses were $48 million higher than the previous year, largely reflecting new policy initiatives focusing on growth and innovation.

        Primary services expenses were $22 million higher than the previous year. This mainly represents new spending on eradication of the painted apple moth and new policy initiatives within food and safety.

        The investment in state-owned enterprises and Crown entities was $3,781 million higher than the pervious year. This was primarily due to physical asset revaluations at the end of the 2001/02 financial year and additional capital contributions during the current year (including the acquisition of Air New Zealand Limited).

        Net worth was $7,666 million higher than the previous year. This was due to flow on effects of the increase in the operating balance and physical asset revaluations.

        Net Crown debt has reduced primarily due to the improved cash flows from operations reported in the 30 June 2002 Crown Financial Statements, combined with improvement in net cashflows from operating activities and circulating currency for the current financial year.

FINANCIAL STATEMENTS

STATEMENT OF ACCOUNTING POLICIES

as at 31 December 2002

1      Reporting Entity

        These Financial Statements are for the Crown reporting entity as specified in Part III of the Public Finance Act 1989. This comprises:

  •
  Ministers of the Crown

  •
  Departments

  •
  Offices of Parliament

  •
  Reserve Bank of New Zealand

  •
  Government Superannuation Fund

  •
  State-owned enterprises

  •
  Crown entities

  •
  Air New Zealand Limited.

        A schedule of entities included in the Crown reporting entity was set out on pages 104 and 105 of the 2002 December Economic and Fiscal Update.

2      General Accounting Policies

        These Financial Statements comply with generally accepted accounting practice. The measurement base applied is historical cost adjusted for revaluations of property, plant and equipment (where appropriate), commercial forests and marketable securities, deposits & equity investments held for trading purposes. The accrual basis of accounting has been used unless otherwise stated.

        These Financial Statements have been prepared on a going concern basis and the policies have been applied consistently throughout the period.

3      Specific Accounting Policies

        The specific accounting policies of the Crown were described on pages 122 to 135 of the 2002 December Economic and Fiscal Update.

        These financial statements have been prepared on a different basis of consolidation from the official Financial Statements of the Government of New Zealand for the year ended 30 June 2002. The Government has elected to apply the requirements of FRS 37: Consolidating Investments in Subsidiaries from 1 July 2002. This is earlier than the application date contained in FRS 37. The impact of this change is to fully consolidate the activities of SOEs and Crown entities as outlined in detail in section six below.

        In addition, as a result of the change to consolidation policy, the classes of property, plant and equipment have been altered. Previously all SOEs and Crown entities were considered a class of asset for revaluation purposes. The physical assets of SOEs and Crown entities are now allocated to the current classes of assets (e.g. land & buildings, or plant & equipment). Three new classes of physical assets have been added to reflect the different nature of physical assets held. These new classes and their revaluation policies are:

  •
  Electricity distribution networks (revalued annually)

  •
  Electricity generation assets (not revalued)

  •
  Aircraft (excluding Specialist Military Equipment) (revalued annually).

        Other than the change to the consolidation policy, there are no substantive alterations to the previous existing accounting and forecast policies as a result of implementing full line-by-line consolidation of SOEs and Crown entities for the period 1 July 2002 to 31 December 2002.

4      Forecast Results and Assumptions

        The forecast results in these Financial Statements have been derived from the forecasts released in the 2002 December Economic and Fiscal Update (2002 DEFU), on 19 December 2002.

        The assumptions underlying the preparation of forecasts are set out in the Statement of Accounting Policies and Forecast Assumptions on pages 122 to 135 of the 2002 DEFU.

5      Comparative Figures

        Comparative figures for the previous financial year to 30 June 2002 are presented in these Financial Statements. These have been restated from the official Financial Statements of the Government of New Zealand for the year ended 30 June 2002.

        As these Financial Statements are the first set of monthly accounts to be prepared under the different basis of consolidation, comparative figures are not available in most cases for the comparative year-to-date period.

        Percentage variances between the actual and prior year balances exceeding 500% are not shown.

6      Change in Basis of Consolidation—explanation of changes

        The Public Finance Act 1989 and Fiscal Responsibility Act 1994 require the government to produce actual and forecast financial statements in accordance with generally accepted accounting practice (GAAP). This ensures that the financial statements and forecasts of the Crown are prepared on a basis familiar to readers of private sector financial statements—providing a transparent and independently established set of principles on which to measure a government's financial activity.

        From 1 July 2002, the financial statements include the full line-by-line consolidation of SOEs and Crown entities (previously the accounts only consolidated the net surplus in the operating balance and net investment/net worth in the balance sheet). In addition, there are some adjustments that will impact on "core Crown" results (defined below) owing to changes to the treatment of GST on Crown spending and the treatment of the Government Superannuation Fund (GSF).

        The following table outlines the presentation and how that is changing. It defines the key terms that are used within the following financial statements.

Pre 1 July 2002 presentation of consolidation	New (and now current) presentation of consolidation
The previous presentation showed:

• Crown expenses and revenues with net SOE and Crown entity results

• Crown assets, liabilities, net Crown debt, gross Crown debt and net worth. The Crown balance sheet only included the net investment in SOEs and Crown entities.	The new current presentation will show the three institutional forms of:

• "core Crown" (previous information on revenues and expenses less GST on Crown expenses plus inclusion of full GSF numbers)

• SOE revenues, expenses, assets, liabilities

• Crown entity revenues, expenses, assets, liabilities.

The sum of these three segments (less internal transactions) is the "total Crown".

The core Crown is different from the previous presentation owing to the removal of GST on Crown expenses and the inclusion of the full accounts of the GSF.

        While the presentation has changed it is important to note that the net results for the Crown will be materially the same (ie, operating balance, net worth and gross sovereign-issued debt), although the composition and total of items such as revenues, expenses, assets and liabilities will change.

Impact on presentation of fiscal indicators

Previous key fiscal indicators	New key fiscal indicators
Crown revenue (revenue collected by departments)	• Core Crown revenue (Crown revenue less GST paid by Crown) • Total Crown revenue (core Crown + SOEs + Crown entities less internal transactions)
Crown expenses	• Core Crown expenses (Crown expenses less GST) • Total Crown expenses (core Crown + SOE + Crown entity expenses less internal transactions)
Operating balance	• Operating balance (little change)
Gross Crown debt
• Gross sovereign-issued debt (essentially the same as the previous gross Crown debt)[3]

• Core Crown gross debt (gross Crown debt less cross-holdings with NZS Fund and GSF)

• Total Crown gross debt (core Crown gross debt + debt of SOEs and Crown entities less cross-holdings)
Net Crown debt	• Net Crown debt (same as current presentation less cross-holdings with NZS Fund and GSF)
Net worth	• Net worth (little change)

Sovereign-issued debt is debt issued by the New Zealand Debt Management Office (NZDMO) and is also defined to include the Reserve Bank given it is integral to the debt management of the Crown; it will exclude debt issued by SOEs and Crown entities and any sovereign-guaranteed debt of SOEs and Crown entities. Gross sovereign-issued debt includes any New Zealand Government stock held by the GSF and NZS Fund. This is essentially the same as the current presentation of gross Crown debt.

        As noted in the 2002 Fiscal Strategy Report (FSR), full consolidation does not alter the Government's fiscal policy approach. The box on page 28 of the 2002 FSR outlines how the presentation of long-term objectives changes, but it is important to note that the underlying focus does not. The focus is a mixture of core Crown and total Crown, reflecting the institutional arrangements by which the Crown is organised, and those elements over which the Government chooses to have day-to-day control, as well as the whole-of-government position.

        The fully consolidated basis contains disclosure of the "core Crown", SOEs and Crown entities segments to provide relevant information for fiscal objectives and indicators. The manner in which the fully consolidated information is presented will mean that, going forward, no information within the old presentation will be lost.

7      Illustration of Changes

        The following table outlines how the Crown financial statements differ from the old presentation. It highlights the changes to the headline fiscal indicators. The table has been prepared to show the Crown indicators as they were previously calculated (ie, as shown in the 2001 Crown financial statements, which is the core Crown plus equity accounting the SOEs and Crown entities)—column (A), to the new core Crown—column (B) and then to total Crown (full consolidation)—column (C). The last column is the overall change from the previous status quo to full consolidation.

        Illustration of full consolidation on presentation of key fiscal indicators

Core Crown comparison and total Crown aggregates as a percentage of GDP as at 30 June 2001

Table may not add owing to rounding	Crown as currently disclosed	Changes to core Crown only (GST removed, GSF added in)		New core Crown	Changes from new core Crown to total Crown		Total Crown (full consolidation)	Change between current Crown and total Crown
	(A)			(B)			(C)
Revenue	34.6%	(1.3%	)	33.3%	7.6%		40.9%	6.3%
Tax revenue	32.1%	(1.4%	)	30.7%	1.5%		32.2%	0.1%
Expenses	33.4%	(1.3%	)	32.1%	7.5%		39.6%	6.2%
Net SOEs and Crown entities	0.1%	(0.1%	)	N/A	N/A		N/A	(0.1%	)

Operating balance	1.2%	(0.1%	)	1.1%	0.1%		1.2%	0.0%
Physical assets	23.8%	0.0%		23.8%	16.4%		40.2%	16.4%
Financial assets	14.7%	0.5%		15.2%	4.2%		19.4%	4.7%
Other assets	18.5%	(6.4%	)	12.1%	(4.1%	)	7.9%	(10.6%	)

Total assets	57.0%	(6.0%	)	51.0%	16.5%		67.5%	10.5%
Gross debt	32.2%	(2.6%	)	29.6%	0.7%		30.3%	(1.8%	)
Other liabilities	14.8%	3.1%		17.9%	9.3%		27.1%	12.4%

Total liabilities	46.9%	0.5%		47.5%	10.0%		57.5%	10.5%

Net worth	10.0%	(6.5%	)	3.5%	6.5%		10.0%	(0.0%	)
Gross sovereign-issued debt	32.2%	0.0%		32.2%	0.0%		32.2%	0.0%
Net Crown debt	17.5%	(2.6%	)	14.9%	N/A		N/A	N/A
Net Crown debt (+ assets of NZSF&GSF)	17.5%	(3.0%	)	14.4%	(3.5%	)	11.0%	(6.5%	)

The core Crown

        The key change between the old presentation of Crown revenues and expenses and the new "core Crown" (that is, excluding SOEs and Crown entities) is that the GST on Crown spending will be removed (reducing reported tax revenues and expenses with no change to the operating balance). When preparing consolidated financial statements, transactions between entities within the group are removed. From an external viewpoint, GST is a tax paid by the Crown to itself—an internal transaction for the purposes of financial reporting. This change has the impact of lowering the presented revenue-and expense-to-GDP tracks by around 1.3%.

        A second impact of the difference between the old presentation and the new "core Crown" relates to the treatment of the net liability of the GSF. Previously only the net unfunded liability of the GSF was disclosed as a liability. The new consolidation requirements mean that the Crown is required to disclose the full activity of the GSF within the Crown financial statements. The material impact is on the balance sheet where the existing GSF financial assets of around $3.3 billion are included and the total liability is also shown (an increase to pension liabilities of $3.3 billion).4 There is no overall impact on net worth but it does alter the net Crown debt indicator.

While GAAP requires the inclusion of GSF in the Crown financial statements, the financial assets of the GSF can only be used for the payment of GSF benefits, ie, they are restricted in nature (in much the same way that the assets of the NZS Fund are restricted). As such, the net assets of GSF are also exclused when calculating the net Crown debt indicator.

Total Crown—full line-by-line consolidation

        The key change of full line-by-line consolidation is to include within the consolidated Crown results the line-by-line results of SOEs and Crown entities (ie, gross-up revenue, expenses, assets and liabilities). Between the old Crown financial statements and fully consolidated results there is no material change to the total operating balance and net worth. Key movements to the components of the operating balance and net worth include:

  •
  overall gross revenues and expenses increase from the inclusion of SOE and Crown entity third party revenue (eg, ACC levies, sales of goods and services by the SOEs, Lotteries income, etc). The increase in sovereign revenue is mainly due to the inclusion of ACC levies, offset by the removal of GST revenue

  •
  the major expense categories that increase are Other Economic (many of the SOE expenses), Social Welfare (ACC payments) and Education (expenses funded from third party revenue of schools and tertiary education institutions). The following table indicates at a summary level where the expenses of the material SOEs and Crown entities are allocated. Page 21 shows functional classifications of core Crown and total Crown.

Functional classification	Allocation of material SOEs and Crown entities
Social security and welfare	ACC, Public Trust
Health	DHBs, Crown Financing Agency (RHMU)
Education	Schools, Skill NZ, Tertiary education institutions
Core government services	Human Rights Commission, Privacy Commissioner
Law and order	Law Commission, Legal Service Agency, NZ Fire Service
Defence	None
Transport and communication	Airways, Air New Zealand, NZ Post, Land Transport Safety Authority, Transfund, Transit
Economic and industrial services
Genesis Power, Meridian Energy, Mighty River Power, Transpower, Solid Energy, Earthquake Commission (EQC), Foundation for Research, Science and Technology, Industry NZ, NZ Trade Development Board, NZ Tourism Board
Primary services	Landcorp, Timberlands, Agriquality NZ, Asure NZ, CRIs
Heritage, culture and recreation	Arts Council, NZ on Air, Hillary Commission, Te Papa, TVNZ, Radio NZ
Housing and community development	Housing NZ Corporation, Quotable Value NZ
Finance costs	Interest costs of entities with debt
  •
  physical assets increase significantly owing to the Housing New Zealand Corporation housing portfolio, the electricity distribution and generation assets of Transpower, Meridian Energy, Mighty River Power and Genesis Power and, from 2001/02, the assets of Air New Zealand. Other assets reduce as the net investment in SOEs and Crown entities is removed

  •
  borrowings alter by the inclusion of the debt of SOEs and Crown entities less any cross-holdings of Government stock held by ACC, EQC and other Crown entities (as it reduces further the debt of the core Crown)

  •
  other liabilities increase largely from the inclusion of the ACC outstanding claims obligation.

        The indicator of gross sovereign-issued debt is unchanged as a result of changing the presentation of the Crown financial statements. This is because gross sovereign-issued debt does not remove any cross-holdings of Government stock.

        The increase in revenues and expenses is not as simple as adding existing Crown spending to all spending of SOEs and Crown entities. For example, a lot of the expenses of the core Crown go towards the provision of funding to Crown entities, for example health funding to hospitals. In a set of fully consolidated financial statements, the health expenses of the Crown are replaced with the expenses of the DHBs, so that the same expenses are not counted twice. The Statement of Segments on pages 38 to 41 illustrate how the components of the consolidated Crown operating statement "add up" to the total Crown numbers presented in these Financial Statements.

8      Outstanding Issues

        While the fully consolidated Crown actuals and forecasts include the same reporting entity as previously, there are some issues still to be worked through prior to the first audited set of Crown Financial Statements under line-by-line for the 30 June 2003 financial year. These issues may impact on the final form of the fully consolidated Crown forecasts and Crown Financial Statements.

        The most significant issue is whether to consolidate tertiary education institution's (TEIs) in the Crown Financial Statements. The issue is not clear-cut. The Treasury and the Ministry of Education are currently working through the issue. In the interim the forecasts and actuals are continuing with the status quo of consolidating TEIs (they were previously equity accounted as agreed by the Finance and Expenditure Select Committee as part of the original decisions taken on implementing accrual accounting back in the early 1990s). Not consolidating the TEIs would have a material impact on the Crown forecasts and Crown Financial Statements as TEIs currently represent an investment in excess of $2 billion.

STATEMENT OF FINANCIAL PERFORMANCE

for the six months ended 31 December 2002

				Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001[1]							Annual Forecast
			Note	Actual	Forecast	Variance
$m	$m			$m	$m	$m	%	$m
		Revenue
		Levied through the Crown's Sovereign Power
36,215	—	Taxation revenue	1	20,177	19,742	435	2.2	38,864
2,526	—	Levies, fees, fines and penalties	1	1,315	1,272	43	3.4	2,497

38,741	—	Total Revenue Levied through the Crown's Sovereign Power	1	21,492	21,014	478	2.3	41,361
		Earned through the Crown's Operations
10,526	—	Sales of goods and services	2	5,467	5,419	48	0.9	10,936
949	—	Investment income	3	438	675	(237)	(35.1)	1,558
1,009	—	Other revenue	4	820	844	(24)	(2.8)	1,606

12,484	—	Total Revenue Earned through the Crown's Operations		6,725	6,938	(213)	(3.1)	14,100

51,225	—	Total Crown Revenue		28,217	27,952	265	0.9	55,461

		Expenses
		By input type
14,820	—	Subsidies and transfer payments	5	7,641	7,847	206	2.6	15,506
11,143	—	Personnel expenses	6	6,711	6,662	(49)	(0.7)	12,994
20,195	—	Operating expenses	7	9,698	9,856	158	1.6	20,819
—	—	Forecast for future new spending		—	—	—	—	—
2,230	—	Finance costs		1,163	1,185	22	1.9	2,354
(145)	—	Net foreign-exchange losses/(gains)		36	69	33	47.8	87
231	—	Movement in total GSF liability	14	482	482	—	—	440
360	—	Movement in total ACC liability	15	153	153	—	—	756

48,834	—	Total Crown Expenses		25,884	26,254	370	1.4	52,956

—	—	Minority interest		—	—	—	—	—

2,391	1,458	Operating Balance		2,333	1,698	635	37.4	2,505

1
As this years monthly financial statements are the first sets to be prepared under Financial Reporting Standard 37 (ie, Line-by-line consolidation of SOEs (including Air New Zealand), Crown entities, and the Government Superannuation Fund), there are no comparatives for the same period in the prior year. Comparatives can be shown for the key net fiscal aggregates of the Operating Balance, Net Worth and Sovereign Issued Government Debt. Full year comparatives are able to be shown.

The accompanying Notes and Accounting policies are an integral part of these Statements.

        Below is an analysis of total Crown expenses and core Crown expenses by functional classification. This information reconciles to the segment information within the Statement of Segments.

				Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001[1]							Annual Forecast
			Note	Actual	Forecast	Variance
$m	$m			$m	$m	$m	%	$m
		Total Crown expenses
		By functional classification
15,261	—	Social security and welfare		7,931	8,122	191	2.4	16,238
1,409	—	GSF pension expenses		1,010	1,019	9	0.9	1,422
7,556	—	Health		3,835	3,963	128	3.2	7,914
8,095	—	Education		4,301	4,291	(10)	(0.2)	8,749
1,428	—	Core government services		727	720	(7)	(1.0)	1,543
1,911	—	Law and order		940	941	1	0.1	1,868
1,125	—	Defence		537	552	15	2.7	1,136
3,910	—	Transport and communications		2,470	2,491	21	0.8	5,330
3,115	—	Economic and industrial services		1,409	1,372	(37)	(2.7)	2,977
957	—	Primary services		524	532	8	1.5	1,171
1,402	—	Heritage, culture and recreation		727	721	(6)	(0.8)	1,503
470	—	Housing and community development		262	267	5	1.9	550
110	—	Other		12	9	(3)	(33.3)	114
2,230	—	Finance costs		1,163	1,185	22	1.9	2,354
(145)	—	Net foreign-exchange losses/(gains)		36	69	33	47.8	87
—	—	Forecast for future new spending		—	—	—	—	—

48,834	—	Total Crown Expenses		25,884	26,254	370	1.4	52,956

		Core Crown expenses
		By functional classification
13,485	—	Social security and welfare		6,861	7,053	192	2.7	13,936
1,409	—	GSF pension expenses		1,010	1,019	9	0.9	1,422
7,032	—	Health		3,687	3,777	90	2.4	7,622
6,473	—	Education		3,401	3,391	(10)	(0.3)	6,888
1,540	—	Core government services		788	784	(4)	(0.5)	1,746
1,733	—	Law and order		852	850	(2)	(0.2)	1,696
1,162	—	Defence		560	575	15	2.6	1,178
989	—	Transport and communications		447	442	(5)	(1.1)	1,143
1,013	—	Economic and industrial services		552	560	8	1.4	1,164
304	—	Primary services		161	170	9	5.3	399
434	—	Heritage, culture and recreation		219	234	15	6.4	513
93	—	Housing and community development		46	54	8	14.8	111
110	—	Other		12	10	(2)	(20.0)	115
2,118	—	Finance costs		1,094	1,076	(18)	(1.7)	2,148
75	—	Net foreign-exchange losses/(gains)		52	31	(21)	(67.7)	31
—	—	Forecast for future new spending		—	—	—	—	—

37,970	—	Total Expenses		19,742	20,026	284	1.4	40,112

The accompanying Notes and Accounting policies are an integral part of these Statements.

STATEMENT OF CASH FLOWS

for the six months ended 31 December 2002

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Cash Flows From Operations
		Cash was provided from
36,592	—	Total tax receipts (refer Note 1)	18,713	18,519	194	1.0	38,953
2,117	—	Total other sovereign receipts (refer Note 1)	1,285	1,361	(76)	(5.6)	2,427
932	—	Interest	543	527	16	3.0	1,033
39	—	Dividends	20	22	(2)	(9.1)	39
10,294	—	Sales of goods and services	5,588	5,525	63	1.1	10,979
1,433	—	Other operating receipts	532	456	76	16.7	1,439

51,407	—	Total cash provided from operations	26,681	26,410	271	1.0	54,870
		Cash was disbursed to
14,990	—	Subsidies and transfer payments	7,981	8,192	211	2.6	15,951
27,972	—	Personnel and operating payments	15,208	15,103	(105)	(0.7)	30,612
2,700	—	Finance costs	1,102	1,270	168	13.2	2,249
—	—	Forecast for future new spending	—	—	—	—	—

45,662	—	Total cash disbursed to operations	24,291	24,565	274	1.1	48,812

5,745	—	Net Cash Flows From Operations	2,390	1,845	545	29.5	6,058

		Cash Flows From Investing Activities
		Cash was provided from
291	—	Sale of physical assets	90	70	20	28.6	46

291	—	Total cash provided from investing activities	90	70	20	28.6	46
		Cash was disbursed to
2,976	—	Purchase of physical assets	1,481	1,707	226	13.2	3,615
330	—	Net increase in advances	155	187	32	17.1	413
1,223	—	Net purchase/(sale) of investments	—	—	—	—	—
466	—	Net purchase/(sale) of marketable securities, deposits & equity investments[1]	4,343	2,669	1,674	62.7	3,471
—	—	Capital contingency provision	—	—	—	—	103

4,995	—	Total cash disbursed to investing activities	5,979	4,563	(1,416)	(31.0)	7,602

(4,704)	—	Net Cash Flows From Investing Activities	(5,889)	(4,493)	(1,396)	(31.1)	(7,556)

1,041	—	Net Cash Flows From Operating and Investing Activities	(3,499)	(2,648)	(851)	(32.1)	(1,498)

		Cash Flows From Financing Activities
		Cash was Provided From
196	—	Issues of circulating currency	645	162	483	298.1	162
820	—	Net issues of Government stock[2]	2,206	2,033	173	8.5	231

1,016	—	Total cash provided from financing activities	2,851	2,195	656	29.9	393
		Cash was Disbursed to
386	—	Net (issue)/repayment of other New Zealand-dollar borrowing	(335)	(792)	(457)	(57.7)	(231)
1,054	—	Net (issue)/repayment of foreign-currency borrowing	(130)	(154)	(24)	(15.6)	(480)

1,440	—	Total cash disbursed to financing activities	(465)	(946)	(481)	(50.8)	(711)

(424)	—	Net Cash Flows From Financing Activities	3,316	3,141	175	5.6	1,104

617	—	Net Movement in Cash	(183)	493	(676)	(137.1)	(394)
2,173	—	Opening Cash Balance	2,771	2,771	—	—	2,771
(19)	—	Foreign-exchange gains/(losses) on opening cash	15	(5)	20	400.0	22

2,771	—	Closing Cash Balance	2,603	3,259	(656)	(20.1)	2,399

1
Net sale/(purchase) of marketable securities and deposits includes the purchases made on behalf of the New Zealand Superannuation Fund of $646 million.

2
Net issues of Government stock include movements within government stock holdings of entities such as NZS Fund, GSF, ACC and EQC. The Bonds reconciliation at the end of these accounts outlines NZDMO issues.

The accompanying Notes and Accounting policies are an integral part of these Statements.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Reconciliation Between the Net Cash Flows from Operations and the Operating Balance
5,745	—	Net Cash Flows from Operations	2,390	1,845	545	30	6,058
		Items included in the operating balance but not in net cash flows from operations
		Valuation changes
(231)	—	(Increase)/decrease in pension liabilities	(482)	(482)	—	—	(440)
(360)	—	(Increase)/decrease in ACC liabilities	(153)	(153)	—	—	(756)
1	—	National Provident Fund guarantee	—	—	—	—	—
24	—	Revaluation of commercial forests	—	—	—	—	—
(162)	—	Unrealised net foreign-exchange (losses)/gains	(37)	—	(37)	—	(235)
—	—	Other valuation changes	—	—	—	—	—

(728)	—	Total valuation changes	(672)	(635)	(37)	(5.8)	(1,431)
		Property, plant & equipment asset movements
(2,090)	—	Depreciation	(1,117)	(1,123)	6	0.5	(2,281)
(28)	—	(Loss)/gain on sale of physical assets	(20)	(20)	—	—	(31)

(2,118)	—	Total property, plant & equipment movements	(1,137)	(1,143)	6	0.5	(2,312)
		Other Non-cash Items
(86)	—	Student loans	(19)	(24)	5	20.8	(45)
(23)	—	Amortisation of goodwill	(24)	(24)	—	—	(47)
15	—	Accrued income on NZS Fund	—	—	—	—	69
—	—	Other	(2)	3	(5)	(166.7)	—

(94)	—	Total Other Non-cash Items	(45)	(45)	—	—	(23)
(248)	—	Total other investing and financing items	(348)	(20)	(328)	—	159
		Movements in Working Capital
(272)	—	Increase/(decrease) in taxes receivable	1,702	1,233	469	38.0	(276)
288	—	Increase/(decrease) in other receivables	699	438	261	59.6	998
253	—	Increase/(decrease) in inventories	5	(6)	11	183.3	(24)
(435)	—	(Increase)/decrease in payables	(261)	31	(292)	—	(644)

(166)	—	Total movements in working capital	2,145	1,696	449	26.5	54

2,391	—	Operating Balance	2,333	1,698	635	37.4	2,505

STATEMENT OF MOVEMENTS IN EQUITY

for the six months ended 31 December 2002

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
12,040	11,463	Opening Crown Balance	18,726	18,726	—	—	18,726
214	—	Asset and liability recognition policy changes	—	—	—	—	—

12,254	11,463	Adjusted Operating Crown Balance	18,726	18,726	—	—	18,726
2,391	1,458	Operating balance for the period	2,333	1,698	635	37.4	2,505
4,187	50	Net revaluations	51	17	34	200.0	—

6,578	1,508	Total Recognised Revenues and Expenses	2,384	1,715	669	39.0	2,505

18,832	12,971	Closing Crown Balance	21,110	20,441	669	3.3	21,231

The accompanying Notes and Accounting policies are an integral part of these Statements.

STATEMENT OF FINANCIAL POSITION

as at 31 December 2002

				Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001							Annual Forecast
			Note	Actual	Forecast	Variance
$m	$m			$m	$m	$m	%	$m
		Assets
2,771	—	Cash and bank balances	8	2,603	3,259	(656)	(20.1)	2,399
16,953	—	Marketable securities, deposits & equity investments[1]	8	20,474	18,733	1,741	9.3	19,449
5,247	—	Advances	9	5,344	5,340	4	0.1	5,888
8,216	—	Receivables	10	10,617	9,887	(730)	(7.4)	8,938
924	—	Inventories		929	918	11	1.2	900
286	—	Other investments	11	274	290	(16)	(5.5)	300
52,931	—	Property, plant & equipment	12	53,600	53,795	(195)	(0.4)	54,635
332	—	Commercial forests		332	333	(1)	(0.3)	333
754	—	Intangible assets		752	702	50	7.1	703
—	—	Forecast for new capital		—	—	—	—	103

88,414	—	Total Assets		94,925	93,257	1,668	1.8	93,648

		Liabilities
10,389	—	Payables and provisions	13	10,795	10,308	(487)	(4.7)	10,543
2,735	—	Currency issued		3,380	2,897	(483)	(16.7)	2,897
29,851	—	Borrowings—sovereign guaranteed guaranteed		32,006	32,139	133	0.4	30,520
6,896	—	Borrowings—non-sovereign guaranteed		7,288	7,127	(161)	(2.3)	7,550
12,210	—	GSF Pension liability	14	12,692	12,692	—	—	12,650
7,501	—	ACC liability	15	7,654	7,653	(1)	—	8,257

69,582	—	Total Liabilities		73,815	72,816	(999)	(1.4)	72,417

18,832	12,971	Total Assets less
		Total Liabilities		21,110	20,441	669	3.3	21,231

		Crown Balance
6,054	—	Taxpayer funds		8,378	7,749	(629)	(8.1)	8,559
12,672	—	Revaluation reserve	16	12,732	12,692	(40)	(0.3)	12,672
106	—	Minority interest		—	—	—	—	—

18,832	12,971	Crown Balance		21,110	20,441	669	3.3	21,231

1
Contributions to the New Zealand Superannuation Fund to 31 December 2002 are included as marketable securities and deposits. As at 31 December 2002 the New Zealand Debt Management Office hold $1,289 million marketable securities and deposits on behalf of the New Zealand Superannuation Fund.

The accompanying Notes and Accounting policies are an integral part of these Statements.

        Following is an analysis of the NZS Fund and Gross and Net Debt information.

        The notes to the accounts provide breakdown of other key items.

Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001					Annual Forecast
		Actual	Forecast	Variance
$m	$m	$m	$m	$m	%	$m
New Zealand Superannuation Fund

Within MSDs & equity investments is the NZS Fund (except for cross holdings of investments with other parts of the Crown (for example the NZS Fund may hold NZ Government Stock)). The following information includes all investments and income, including cross-holdings of NZ Government Stock and accrued interest on such stock.

—	—	Opening balance	615	615	—	—	615
600	207	Gross contribution	646	646	—	—	1,200
15	2	Retained income (after tax)	28	28	—	—	69

615	209	NZS Fund balance	1,289	1,289	—	—	1,884

Gross and Net Debt information

        Total Crown gross debt is the total borrowings (both sovereign-guaranteed and non-sovereign guaranteed) of the total Crown. This equates to the amount in the total Crown balance sheet and represents the complete picture of whole-of-Crown debt obligations to external parties.

        The balance sheet splits total Crown debt into sovereign-guaranteed and non-sovereign-guaranteed debt. This split reflects the fact that debt held by SOEs and Crown entities is not explicitly guaranteed by the Crown. Any such debt that may be guaranteed is included in the sovereign-guaranteed total. No debt of SOEs and Crown entities is currently guaranteed by the Crown.

        Total sovereign-issued debt is debt issued by the sovereign (i.e., core Crown) and includes Government stock held by the NZS Fund, GSF, ACC or EQC for example. In other words, the total sovereign-issued debt does not eliminate any internal cross-holdings. The Government's debt objective uses this measure of debt.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Total Crown Debt

36,747	—	Total Crown gross debt	39,294	39,266	28	0.1	38,070

36,202	—	Total gross sovereign-issued debt	37,371	37,623	(252)	(0.7)	35,522

		Core Crown Debt
34,722	—	Gross Crown debt	36,620	36,922	(302)	(0.8)	35,129
(19,521)	—	Financial assets	(21,873)	(21,276)	(597)	(2.8)	(21,153)

15,201	—	Borrowings less financial assets	14,747	15,646	(899)	(5.7)	13,976
4,049	—	NZS Fund and GSF financial assets	4,398	4,402	(4)	(0.1)	4,999
(1,480)	—	Cross-holdings of NZ Govt Stock	(751)	(701)	(50)	(7.1)	(393)

17,770	—	Net Crown Debt	18,394	19,347	(953)	(4.9)	18,582

The accompanying Notes and Accounting policies are an integral part of these Statements.

STATEMENT OF BORROWINGS

as at 31 December 2002

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Sovereign-Guaranteed Debt
		New Zealand-Dollar Debt
18,047	—	Government stock	20,302	20,178	(124)	(0.6)	18,762
5,183	—	Treasury bills	5,382	5,155	(227)	(4.4)	5,151
(401)	—	Loans and foreign-exchange contracts	(556)	(585)	(29)	(5.0)	(820)
669	—	Retail stock	710	684	(26)	(3.8)	628

23,498	—	Total New Zealand-Dollar Debt	25,838	25,432	(406)	(1.6)	23,721
		Foreign-Currency Debt
3,842	—	United States dollars	3,650	4,223	573	13.6	4,456
447	—	Japanese yen	269	281	12	4.3	116
2,064	—	European and other currencies	2,249	2,203	(46)	(2.1)	2,227

6,353	—	Total Foreign-Currency Debt	6,168	6,707	539	8.0	6,799

29,851	—	Total Sovereign-Guaranteed Debt	32,006	32,139	133	0.4	30,520

		Non-Sovereign-Guaranteed Debt
5,349	—	New Zealand dollars	5,916	5,657	(259)	(4.6)	6,109
1,424	—	United States dollars	1,249	1,347	98	7.3	1,318
—	—	Japanese yen	—	—	—	—	—
123	—	European and other currencies	123	123	—	—	123

6,896	—	Total Non-Sovereign Debt	7,288	7,127	(161)	(2.3)	7,550

36,747	—	Total Borrowings (Gross Debt)	39,294	39,266	(28)	(0.1)	38,070

		Less
		Financial Assets (including restricted assets)
		Marketable Securities, Deposits and Equity Investments
7,893	—	New Zealand dollars	8,765	7,476	1,289	17.2	7,045
4,557	—	United States dollars	5,540	5,178	362	7.0	5,294
345	—	Japanese yen	305	294	11	3.7	129
1,162	—	European and other currencies	1,366	686	680	99.1	671
1,016	—	Reserve position at IMF	978	1,060	(82)	(7.7)	1,132
753	—	NZ equity investments	1,514	767	747	97.4	790
1,227	—	Foreign equity investments	2,006	3,272	(1,266)	(38.7)	4,388

		Total Marketable Securities
16,953	—	Deposits & Equity Investments	20,474	18,733	1,741	9.3	19,449
		Advances and Cash
4,749	—	Student loans	4,895	4,899	(4)	(0.1)	5,429
498	—	Other advances	449	441	8	1.8	459
2,771	—	Cash	2,603	3,259	(656)	(20.1)	2,399

8,018	—	Total Advances and Cash	7,947	8,599	(652)	(7.6)	8,287

24,971	—	Total Financial Assets	28,421	27,332	1,089	4.0	27,736

11,776	—	Borrowings less Financial Assets	10,873	11,934	1,061	8.9	10,334

12,220	—	Net New Zealand-dollar debt	13,548	14,264	716	5.0	13,708
(444)	—	Net foreign-currency debt	(2,675)	(2,330)	345	14.8	(3,374)

11,776	—	Borrowings less Financial Assets	10,873	11,934	1,061	8.9	10,334

The accompanying Notes and Accounting policies are an integral part of these Statements.

STATEMENT OF COMMITMENTS

as at 31 December 2002

	As at 31 December 2002	As at 30 June 2002	As at 31 December 2001
	$m	$m	$m
Capital Commitments
Specialist military equipment	437	525	618
Land and buildings	938	1,154	439
Other property, plant and equipment	239	312	36
Investments	33	12	17
SOEs and Crown entities	—	—	586

Total Capital Commitments	1,647	2,003	1,696
Operating Commitments
Non-cancellable accommodation leases	1,388	1,466	842
Other non-cancellable leases	2,598	2,995	1,790
Non-cancellable contracts for the supply of goods and services	1,756	1,998	634
Other operating commitments	1,351	2,193	1,588
SOEs and Crown entities	—	—	2,445

Total Operating Commitments	7,093	8,652	7,299

Total Commitments	8,740	10,655	8,995

Total Commitments by Institutional Segment
Core Crown	5,602	5,949	5,966
Crown entities	1,559	2,897	2,285
State-owned enterprises	1,579	1,809	744

Total Commitments	8,740	10,655	8,995

STATEMENT OF CONTINGENT LIABILITIES

as at 31 December 2002

Quantifiable Contingent Liabilities

	As at 31 December 2002	As at 30 June 2002	As at 31 December 2001
	$m	$m	$m
Guarantees and Indemnities	273	121	355
Uncalled Capital	2,853	3,068	3,608
Legal Proceedings and Disputes	312	342	495
Other Contingent Liabilities	1,607	1,672	1,972

Total Quantifiable Contingent Liabilities	5,045	5,203	6,430

Total Quantifiable Contingent Liabilities by Institutional Segment
Core Crown	4,840	4,979	6,102
Crown entities	9	24	277
State-owned enterprises	196	200	51

Total Quantifiable Contingent Liabilities	5,045	5,203	6,430

The accompanying Notes and Accounting policies are an integral part of these Statements.

Quantifiable Contingent Liabilities

	31 December 2002	31 December 2001
	$m	$m
Guarantees and indemnities	273	400
Uncalled capital	2,853	3,504
Legal proceedings and disputes	312	467
Other contingent liabilities	1,607	1,909

Total Quantifiable Contingent Liabilities	5,045	6,280

        Only contingent liabilities involving amounts of $10 million or more in any one year are separately disclosed. Contingent liabilities below $10 million are included in the "other quantifiable contingent liabilities" total. Comparatives have been adjusted where appropriate to align with the disclosure of new "material" contingent liabilities. The total amount of prior years contingent liabilities remains unchanged.

        Contingent liabilities are costs that the Crown will have to face if a particular event occurs. Typically, contingent liabilities consist of guarantees and indemnities, legal disputes and claims, and uncalled capital. The contingent liabilities facing the Crown are a mixture of operating and balance sheet risks, and they can vary greatly in magnitude and likelihood of realisation. In general, if a contingent liability were realised it would reduce the operating balance and net worth, and increase Crown debt. However, in the case of contingencies for uncalled capital, the negative impact would be restricted to Crown debt.

        Where contingent liabilities have arisen as a consequence of legal action being taken against the Crown, the amount shown is the amount claimed and thus the maximum potential cost. It does not represent either an admission that the claim is valid or an estimation of the possible amount of any award against the Crown.

        Contingent assets are potential assets dependent on a particular event occurring. As at 31 December 2002 the Crown had no quantifiable or unquantifiable contingent assets.

Guarantees and indemnities

Cook Islands—Asian Development Bank (ADB) Loans

        Before 1992, the New Zealand Government guaranteed the Cook Islands' borrowing from the ADB. These guarantees have first call on New Zealand's Official Development Assistance to the Cook Islands.

        $25 million at 31 December 2002 ($25 million at 31 December 2001).

Indemnification of receivers and managers—Terralink Limited

        The Crown has issued a Deed of Receivership indemnity to the appointed receivers of Terralink Limited against claims arising from the conduct of the receivership.

        $10 million at 31 December 2002 ($10 million at 31 December 2001).

Indemnification of Touring Exhibitions

        The crown has a contingent liability for damages and losses under the scheme for indemnifying touring exhibitions.

        $153 million at 31 December 2002 (nil at 31 December 2001).

Ministry of Transport—funding guarantee

        The Minister of Finance has issued a guarantee of $10 million to the Transport Accident Investigation Commission. The guarantee allows the Commission to assure payment to suppliers of specialist salvage equipment in the event of the Commission initiating an urgent investigation of any future significant transport accident.

        $10 million at 31 December 2002 ($10 million at 31 December 2001).

Post Office Bank (PostBank)—guaranteed deposits

        In the sale of PostBank to ANZ Banking Group Limited (ANZ), the Crown agreed to continue its guarantee, under the Post Office Bank Act 1987, for certain PostBank deposits lodged with the Bank before 1 July 1988. ANZ agreed to indemnify the Crown for the cost of any liability that may arise from the Crown guarantee. The amount guaranteed reduces as deposits mature.

        $14 million at 31 December 2002 ($16 million at 31 December 2001).

Guarantees and indemnities of state-owned enterprises and Crown entities

        $23 million at 31 December 2002 ($266 million at 31 December 2001).

Other guarantees and indemnities

        $38 million at 31 December 2002 ($73 million at 31 December 2001).

Uncalled capital

        The Crown's uncalled capital subscriptions are as follows:

	Uncalled capital at 31 December 2002	Uncalled capital at 31 December 2001
	$m	$m
Asian Development Bank	1,278	1,514
European Bank for Reconstruction and Development	14	15
International Bank for Reconstruction and Development	1,561	1,975

Legal proceedings and disputes

        The amounts under quantifiable contingent liabilities for legal proceedings and disputes are shown exclusive of any interest and costs that may be claimed if these cases were decided against the Crown.

        Where contingent liabilities have arisen as a consequence of legal action being taken against the Crown, the amount shown is the amount claimed and thus the maximum potential cost. It does not represent either an admission that the claim is valid or an estimation of the possible amount of any award against the Crown.

Health—legal claims

        Claims against the Crown in respect of people allegedly contracting hepatitis C through contaminated blood and blood products, claims arising from the Gisborne inquiry, and claims relating to the cervical screening inquiry.

        $120 million at 31 December 2002 ($124 million at 31 December 2001).

Police—legal claims

        Claims against the Police for alleged legal or administrative faults.

        $31 million at 31 December 2002 ($49 million at 31 December 2001).

Tax in dispute

        Represents 50% of the outstanding debt of those tax assessments raised, against which an objection has been lodged and legal action is proceeding.

        $63 million at 31 December 2002 ($68 million at 31 December 2001).

Legal claims against state-owned enterprises and Crown entities

        $34 million at 31 December 2002 (nil at 31 December 2001).

Other legal claims

        $64 million at 31 December 2002 ($226 million at 31 December 2001).

Other quantifiable contingent liabilities

International finance organisations

        The Crown has lodged promissory notes with the following international finance organisation:

	31 December 2002	31 December 2001
	$m	$m
International Monetary Fund	1,392	1,788

        Payment of the notes depends upon the operation of the rules of the organisation.

Reserve Bank—demonetised currency

        The Crown has a contingent liability for the face value of the demonetised $1 and $2 notes issued which have yet to be repatriated.

        $23 million at 31 December 2002 ($25 million at 31 December 2001).

Other quantified contingent liabilities of state-owned enterprises and Crown entities

        $148 million at 31 December 2002 (nil at 31 December 2001).

Other quantifiable contingent liabilities

        $44 million at 31 December 2002 ($96 million at 31 December 2001).

Unquantifiable Contingent Liabilities

        This part of the Statement provides details of those contingent liabilities of the Crown which cannot be quantified.

Institutional guarantees and indemnities

        The following institutional guarantees have been provided through legislation.

Air New Zealand Limited

        The Crown indemnified the directors of Air New Zealand Limited against any liability arising from breaches of sections 135 and 136 of the Companies Act 1993. The indemnities expired on 18 January 2002, but it is possible that claims could arise retrospectively.

        As part of the Air New Zealand Limited settlement with the Voluntary Administrator for the Ansett Group, the Minister of Finance provided the Voluntary Administrator with an indemnity that would be triggered if Air New Zealand Limited were liquidated within two years of the settlement and the settlement monies were sought by the liquidator at that time. The indemnity expires on 3 October 2003 and is for a maximum of AUD$150 million.

Asure New Zealand Limited

        The Crown has indemnified the Directors of Asure New Zealand Limited in the event that they incur any personal liability for redundancies arising from any agreement by international trading partners that allows post-mortem meat inspection by parties other than Ministry of Agriculture and Forestry, or its sub-contractor.

At Work Insurance Ltd

        The Crown has indemnified the liquidators of At Work Insurance Ltd (Deloitte Touche Tohmatsu) against various employment related claims.

Auckland Rail Lease

        The Crown has indemnified Tranz Rail Ltd against any losses arising from the breaches of the Sale and Purchase Agreement with the Crown relating to the purchase of the Auckland rail lease and infrastructure assets.

Commerce Commission—indemnity for damages

        Under a Deed of Indemnity dated 12 November 1991, the Minister of Finance agreed to indemnify the Commission when it gives an undertaking as to damages when seeking injunctions under the Fair Trading and Commerce Acts, and subsequently the Court orders the Commission to pay damages. The sum payable under this Deed is limited to an amount up to $40 million per case taken to Court. The Commerce Act was amended with effect from 26 May 2001, to remove the need for the Commission to provide such undertakings. The Fair Trading Act is being similarly amended.

Crown research institutes (CRIs)

        The Crown has indemnified the CRIs for any costs arising from certain third-party claims that are the result of acts or omissions prior to the transfer date, for costs of complying with statutes, ordinances and bylaws which relate to or affect certain buildings, and (subject to certain limitations) for the costs of obtaining title to land.

DFC New Zealand Limited (under statutory management) (DFC)

        DFC and the National Provident Fund have been indemnified for certain potential tax liabilities.

District health boards (DHBs)

        The Crown has provided transitional indemnities to directors and officers of some DHBs, for liabilities arising from inherited assets and business practices under the Building Act 1991 and the Health and Safety in Employment Act 1992.

District Court Judges, Justices of the Peace, Coroners and Dispute Tribunals

        Section 119 of the District Courts Act 1947 indemnifies District Court Judges acting in their civil jurisdiction. Section 196A of the Summary Proceedings Act 1957 also indemnifies District Court Judges for any liabilities arising as a result of an act done by a Judge in excess of, or without, jurisdiction.

        Section 35 of the Coroners Act 1988 confers on Coroners acting within the Coroner Act 1988 the same privileges and immunities as District Court Judges under the Summary Proceedings Act 1957.

        Under section 197 of the Summary Proceedings Act 1957, Justices of the Peace are similarly covered as long as a High Court Judge certifies that they have acted in good faith and ought to be indemnified.

        Section 58 of the Disputes Tribunal Act 1988 confers on Disputes Tribunal referees acting within the Disputes Tribunal Act 1988 the same protection as Justices of the Peace under the Summary Proceedings Act 1957.

Earthquake Commission

        The Crown is liable to meet any deficiency in the Earthquake Commission's assets in meeting the Commission's financial liabilities (section 16 of the Earthquake Commission Act 1993).

Electricity Corporation of New Zealand Limited (ECNZ)

        The ECNZ Sale and Purchase Agreement provides for compensation to ECNZ for any tax, levy, royalty or impost imposed on ECNZ for the use of water or geothermal energy for plants in existence or under construction at the date of the Sale and Purchase Agreement. The Agreement also provides for compensation for any net costs to ECNZ arising from resumption of assets pursuant to the Treaty of Waitangi (State Enterprises) Act 1988.

        The Deed of Assumption and Release between ECNZ, Contact Energy Limited and the Crown provides that the Crown is no longer liable to ECNZ in respect of those assets transferred to Contact Energy. As a result of the split of ECNZ in 1999, Ministers have transferred the benefits of the Deed to ECNZ's successors—Meridian Energy Limited, Mighty River Power Limited, and Genesis Power Limited.

        Under the Transpower New Zealand Limited (Transpower) Sale and Purchase and Debt Assumption Agreements, the Crown has indemnified ECNZ for any losses resulting from changes in tax rules applicable to transactions listed in the Agreements. Additionally, the Crown has indemnified the directors and officers of ECNZ for any liability they may incur in their personal capacities as a result of the Transpower separation process.

        Following the split of ECNZ in 1999 into three new companies, the Crown has indemnified ECNZ in relation to all ECNZ's pre-split liabilities, including:

  •
  existing debt and swap obligations

  •
  hedge contracts and obligations

  •
  any liabilities that arise out of the split itself.

Fletcher Challenge Limited (FCL)

        Under the Sale and Purchase Agreement with FCL for the sale of the Forestry Corporation of New Zealand Limited, the Crown has indemnified FCL for the costs of cleaning up environmental contamination. In respect of on-site environmental costs and losses incurred up to settlement date (27 September 1996), FCL will pay the first $30 million of any clean-up and half of the next $20 million. The Crown will pay for half of any cost over $30 million and for all costs over $50 million. The on-site indemnity runs until 1 January 2020.

        The Crown has also indemnified FCL in respect of off-site environmental costs and losses incurred up until settlement date. The off-site indemnity is unlimited as to amount and time.

Ministry of Fisheries—indemnity provided for delivery of registry services

        The Crown has indemnified Commercial Fisheries Services Limited against claims made by third parties arising from Commercial Fisheries Services undertaking registry services under contract to the Chief Executive of the Ministry of Fisheries. This indemnity, provided under the Fisheries Acts 1983 and 1996, expires on 30 October 2006 unless varied, in which case it will expire on 30 September 2008.

Housing New Zealand Corporation (HNZC)

        The Crown has indemnified the following entities in respect of the accuracy of information provided on the sale of various parcels of HNZC (formerly Housing Corporation of New Zealand) mortgages: Countrywide Bank, TSB Bank, and Westpac Banking Corporation.

        The Crown has indemnified the directors and officers of HNZC against any liabilities in respect of the sale of mortgages to ANZ Bank and Mortgage Corporation.

        Under the sale of mortgages to Westpac, HNZC has insured the purchaser against certain credit losses with the Crown standing behind this obligation.

        Legal proceedings have been initiated against a number of defendants, including the Crown, alleging breach of fiduciary duties in respect of the transfer of the Agreement for Sale and Purchase and mortgage agreements to HNZC under the Housing Assets Transfer Act 1993.

        In addition, the Crown has provided a warranty in respect of title to the assets transferred to HNZC (formerly Housing New Zealand) and has indemnified the company against any breach of this warranty. The Crown has indemnified the company against any third-party claims that are a result of acts or omissions prior to 1 November 1992. It has also indemnified the directors and officers of the company against any liability consequent upon the assets not complying with statutory requirements, provided it is taking steps to rectify any non-compliance.

Indemnities against acts of war and terrorism

        The Crown has indemnified Air New Zealand against claims arising from acts of war and terrorism, that cannot be met from insurance, up to a limit of US$1 billion in respect of any one claim.

Maui Partner

        The Crown has entered into confidentiality agreements with the Maui Partners in relation to the provision of gas reserves information. The deed contains an indemnity against any losses arising from a breach of the deed.

National Provident Fund

        Under the NPF Restructuring Act 1990, the Crown guarantees:

  •
  the benefits payable by all NPF Schemes (S. 60);

  •
  investments and interest thereon deposited with the NPF Board prior to 1 April 1991 (S. 61);

  •
  any deficiency in certain NPF defined contribution schemes when application of the 4% minimum earnings rate causes negative reserves to arise (S. 72).

New Zealand Railways Corporation

        The Crown has indemnified the directors of the New Zealand Railways Corporation against any liability arising from the surrender of the licence and lease of the Auckland rail corridor.

Persons exercising investigating powers

        Section 63 of the Corporations (Investigation and Management) Act 1989 indemnifies the Securities Commission, the Registrar and Deputy Registrar of Companies, members of advising committees within the Act, every statutory manager of a corporation, and persons appointed pursuant to sections 17 to 19 of the Act, in the exercise of investigating powers, unless the power has been exercised in bad faith.

Pharmaceutical Management Agency Limited (Pharmac)—indemnity

        Section 99 of the Social Security Act 1964 provided for the fixing of prices for pharmaceutical products by way of a list specified by the Minister of Health ("the Drug Tariff"). This list was superseded by a list ("the Pharmaceutical Schedule") developed and issued by Pharmac, a company owned by the Crown and having various powers under the New Zealand Public Health and Disability Act 2000.

        Under the Transfer Agreement between Pharmac and the Crown, the Crown has indemnified Pharmac against any liability in respect of operations, activities, decisions and policies relating to the Drug Tariff and the Pharmaceutical Schedule.

        A number of legal claims have been lodged against Pharmac. If these claims are successful, the Crown's financial position may be adversely affected by any damages arising either directly through the indemnity, or indirectly through its ownership of Pharmac.

Public Trust

        The Crown is liable to meet any deficiency in the Public Trust's Common Fund (section 52 of the Public Trust Act 2001).

Purchasers of Crown operations

        The Crown has indemnified the purchasers of various Crown operations for losses owing to changes in legislation which uniquely and adversely affect those purchasers.

Reserve Bank of New Zealand (the Reserve Bank)

        Under section 146 of the Reserve Bank of New Zealand Act 1989, every statutory manager of a Registered Bank, every person appointed under section 99 or section 101 of the Act and every member of an advisory committee, shall be indemnified by the Crown in respect of any liability arising from the exercise, purported exercise or omission to exercise of any power conferred by Part V of the Act, unless that power has been exercised in bad faith.

        The Crown pays to the Reserve Bank any exchange losses incurred by the Reserve Bank as a result of dealing in foreign exchange under sections 17, 18 and 21(2) of the Act.

Tax liabilities

        The Crown has granted to the purchasers of the State Insurance Office Limited and the Rural Banking and Finance Corporation Limited an indemnity for certain potential tax liabilities.

Works Civil Construction

        The Crown has provided an indemnity to the purchasers of Works Civil Construction in relation to the activities of the Ministry of Works and Development prior to 1 April 1989. In addition, an indemnity has been provided against certain costs, claims or damages in relation to the Clyde and Ohaaki power projects.

Works Consultancy Services

        The Crown has provided an indemnity to the purchasers of Works Consultancy Services in relation to the activities of the Ministry of Works and Development prior to 1 April 1989.

Other unquantifiable contingent liabilities

Accident Compensation Corporation (ACC)

        A Court decision has determined that the ACC practice, prior to the Accident Insurance Act 1998, of allowing for familial responsibility when determining attendant care entitlements was not legitimate. The decision is likely to apply to a number of seriously injured claimants.

Bank of New Zealand (BNZ)

        A deed, entered into by the Crown, Fay Richwhite and Company Limited and National Australia Group Limited (the purchaser of BNZ), provides for the sharing of certain costs arising from defined risks that pre-date the sale of BNZ. These risks are associated with New Zealand taxation and specified litigation.

Education—legal claim

        The High Court judgment in Daniels and Others v Attorney-General has found that some parts of the policy known as Special Education 2000 are inconsistent with the Education Acts 1964 and 1989. There are potential implications of the judgment:

  •
  in relation to its application to students with special needs

  •
  in relation to remedies and policy initiatives required for education more generally and beyond students with special needs

  •
  regarding remedies for the plaintiffs in relation to the High Court judgment on Special Education.

        The Crown has decided to appeal this judgment.

Education—Maori University Students Association claim

        Claim registered with the Waitangi Tribunal in respect of funding allocated under the former section 229 of the Education Act.

Environmental Liabilities

        Under common law and various statutes, the Crown may have responsibility to remedy adverse effects on the environment arising from Crown activities.

        During 2001/02 departments managing significant Crown properties undertook exercises to establish the nature and quantity of any contaminated sites. Where appropriate, departmental systems have been implemented to identify, monitor and assess potential contaminated sites.

        In accordance with FRS-15 Provisions, Contingent Liabilities and Contingent Assets any contaminated sites for which costs can be reliably measured have been included in the Statement of Financial Position as provisions. As at 31 December 2002, the value of these provisions was $26 million.

New Zealand Post Primary Teachers Association

        The New Zealand Post Primary Teachers Association has filed legal proceedings against the Crown in respect of the Ministry of Education's proposed handling of the pay status of some secondary teachers who do not hold degrees within the terms of settlement of Secondary Teachers' Collective Agreement.

Sale of Crown assets

        On the sale of Crown assets and the corporatisation of Crown assets into SOEs and Crown entities, the Crown has generally provided a warranty that the Crown was the rightful owner of the assets transferred, and that the assets were free of encumbrances.

Treaty of Waitangi claims

        Under the Treaty of Waitangi Act 1975, any Mãori may lodge claims relating to land or actions counter to the principles of the Treaty with the Waitangi Tribunal. Where the Tribunal finds a claim is well founded, it may recommend to the Crown that action be taken to compensate those affected. The Tribunal can make recommendations that are binding on the Crown with respect to land which has been transferred by the Crown to an SOE or tertiary institution, or is subject to the Crown Forest Assets Act 1989.

Settlement relativity payments

        The Deeds of Settlement negotiated with Waikato-Tainui and Ngai Tahu include a relativity mechanism. The mechanism provides that, where the total redress amount for all historical Treaty settlements exceeds $1 billion in 1994 present-value terms, the Crown is liable to make payments to maintain the real value of Ngai Tahu's and Waikato-Tainui's settlements as a proportion of all Treaty settlements. The agreed relativity proportions are 17% for Waikato-Tainui and approximately 16% for Ngai Tahu. The non-quantifiable contingent liability relates to the risk that total settlement redress, including binding recommendations from the Waitangi Tribunal, will trigger these relativity payments.

STATEMENT OF SEGMENTS

Financial Performance and Financial Position by institutional form

Statement of Financial Performance (institutional form)
for the six months ended 31 December 2002 (actual to forecast)

	Current Year-To-Date Actual vs Forecast
	Core Crown		Crown entities
($ million)	Actual 2002	Forecast 2002	Actual 2002	Forecast 2002
	$m	$m	$m	$m
Revenue
Taxation revenue	20,357	19,911	—	—
Other sovereign levied income	258	250	1,071	1,035
Sales of goods and services	378	373	1,321	1,288
Investment income	526	568	147	305
Other revenues	258	267	6,650	6,692

Total revenue	21,777	21,369	9,189	9,320

Expenses by input type
Subsidies and transfer payments	6,844	7,030	797	817
Personnel expenses	2,272	2,212	3,671	3,692
Operating expenses	8,998	9,195	4,481	4,455
Finance costs	1,094	1,076	101	103
FX losses/(gains)	52	31	2	2
GSF and ACC liability revaluation movts	482	482	153	153

Total expenses	19,742	20,026	9,205	9,222

Expenses by functional classification
Social security and welfare	6,861	7,053	1,260	1,263
Health	3,687	3,777	2,847	2,854
Education	3,401	3,391	3,208	3,219
Other functional classifications	4,647	4,698	1,787	1,781
Forecast for future new spending	—	—	—	—
Finance costs and FX losses/(gains)	1,146	1,107	103	105

Total expenses	19,742	20,026	9,205	9,222

Operating balance	2,035	1,343	(16)	98

Statement of Financial Position (institutional form)
as at 31 December 2002 (actual to forecast)

	Current Year-To-Date Actual vs Forecast
	Core Crown		Crown entities
($ million)	Actual 2002	Forecast 2002	Actual 2002	Forecast 2002
	$m	$m	$m	$m
Assets
Financial assets	21,873	21,276	10,197	10,273
Physical assets	29,553	29,646	14,031	13,955
Investment in SOEs and CEs	12,330	12,349	—	—
Other assets	9,372	8,777	2,042	1,945

Total assets	73,128	72,048	26,270	26,173

Liabilities
Borrowings	36,620	36,922	3,452	3,380
Other liabilities	21,857	21,167	11,149	10,995

Total liabilities	58,477	58,089	14,601	14,375

Net worth	14,651	13,959	11,669	11,798
Taxpayer funds	8,671	7,980	6,210	6,383
Revaluation reserves	5,980	5,979	5,459	5,415

Net worth	14,651	13,959	11,669	11,798

Analysis of financial assets and borrowings
Advances and cash	5,967	6,838	1,801	1,791
MSDs and equity investments	15,906	14,438	8,396	8,482

Total financial assets	21,873	21,276	10,197	10,273

Borrowings—Sovereign guaranteed	36,620	36,922	—	—
Borrowings—Non-sovereign guaranteed	—	—	3,452	3,380

Total borrowings	36,620	36,922	3,452	3,380

Borrowings less financial assets	14,747	15,646	(6,745)	(6,893)
Net Crown debt	18,394	19,347
Gross sovereign-issued debt	37,371	37,623

        Net Crown debt and gross sovereign-issued debt differ from the analysis above due to elimination of cross-holdings of Govt stock and adding back the NZS Fund and GSF assets.

Statement of Financial Performance (institutional form)
for the six months ended 31 December 2002 (actual to forecast)

	Current Year-To-Date Actual vs Forecast
	State-owned enterprises		Inter-segment elimins		Total Crown
($ million)	Actual 2002	Forecast 2002	Actual 2002	Forecast 2002	Actual 2002	Forecast 2002
	$m	$m	$m	$m	$m	$m
Revenue
Taxation revenue	—	—	(180)	(169)	20,177	19,742
Other sovereign levied income	—	—	(14)	(13)	1,315	1,272
Sales of goods and services	3,943	3,915	(175)	(157)	5,467	5,419
Investment income	18	20	(253)	(218)	438	675
Other revenues	277	275	(6,365)	(6,390)	820	844

Total revenue	4,238	4,210	(6,987)	(6,947)	28,217	27,952

Expenses by input type
Subsidies and transfer payments	—	—	—	—	7,641	7,847
Personnel expenses	770	760	(2)	(2)	6,711	6,662
Operating expenses	2,948	2,937	(6,729)	(6,731)	9,698	9,856
Finance costs	129	136	(161)	(130)	1,163	1,185
FX losses/(gains)	(18)	36	—	—	36	69
GSF and ACC liability revaluation movts	—	—	—	—	635	635

Total expenses	3,829	3,869	(6,892)	(6,863)	25,884	26,254

Expenses by functional classification
Social security and welfare	—	—	(190)	(194)	7,931	8,122
Health	—	—	(2,699)	(2,668)	3,835	3,963
Education	—	—	(2,308)	(2,319)	4,301	4,291
Other functional classifications	3,718	3,697	(1,534)	(1,552)	8,618	8,624
Forecast for future new spending	—	—	—	—	—	—
Finance costs and FX losses/(gains)	111	172	(161)	(130)	1,199	1,254

Total expenses	3,829	3,869	(6,892)	(6,863)	25,884	26,254

Operating balance	409	341	(95)	(84)	2,333	1,698

Statement of Financial Position (institutional form) as at 31 December 2002 (actual to forecast)

	State-owned enterprises		Inter-segment elimins		Total Crown
($ million)	Actual 2002	Forecast 2002	Actual 2002	Forecast 2002	Actual 2002	Forecast 2002
	$m	$m	$m	$m	$m	$m
Assets
Financial assets	1,793	1,440	(5,442)	(5,657)	28,421	27,332
Physical assets	10,016	10,194	—	—	53,600	53,795
Investment in SOEs and CEs	—	—	(12,330)	(12,349)	—	—
Other assets	2,211	2,145	(721)	(737)	12,904	12,130

Total assets	14,020	13,779	(18,493)	(18,743)	94,925	93,257

Liabilities
Borrowings	4,664	4,621	(5,442)	(5,657)	39,294	39,266
Other liabilities	2,706	2,560	(1,191)	(1,172)	34,521	33,550

Total liabilities	7,370	7,181	(6,633)	(6,829)	73,815	72,816

Net worth	6,650	6,598	(11,860)	(11,914)	21,110	20,441
Taxpayer funds	5,357	5,300	(11,860)	(11,914)	8,378	7,749
Revaluation reserves	1,293	1,298	—	—	12,732	12,692

Net worth	6,650	6,598	(11,860)	(11,914)	21,110	20,441

Analysis of financial assets and borrowings
Advances and cash	998	836	(819)	(866)	7,947	8,599
MSDs and equity investments	795	604	(4,623)	(4,791)	20,474	18,733

Total financial assets	1,793	1,440	(5,442)	(5,657)	28,421	27,332

Borrowings—Sovereign guaranteed	—	—	(4,614)	(4,783)	32,006	32,139
Borrowings—Non-sovereign guaranteed	4,664	4,621	(828)	(874)	7,288	7,127

Total borrowings	4,664	4,621	(5,442)	(5,657)	39,294	39,266

Borrowings less financial assets	2,871	3,181	—	—	10,873	11,934

Forecast Statement of Financial Performance (institutional form)
for the year ended 30 June 2003 (compared to actual 30 June 2002)

	Prior Year Actual vs Current Year Forecast
	Core Crown		Crown entities
($ million)	Actual 2002	Forecast 2003	Actual 2002	Forecast 2003
	$m	$m	$m	$m
Revenue
Taxation revenue	36,459	39,188	—	—
Other sovereign levied income	520	483	2,028	2,041
Sales of goods and services	691	713	3,397	2,531
Investment income	1,287	1,339	348	649
Other revenues	954	521	12,227	13,474

Total revenue	39,911	42,244	18,000	18,695

Expenses by input type
Subsidies and transfer payments	13,549	14,014	1,271	1,492
Personnel expenses	2,860	4,055	7,157	7,406
Operating expenses	19,140	19,424	8,746	8,877
Finance costs	2,115	2,148	195	206
FX losses/(gains)	75	31	(67)	3
GSF and ACC liability movements	231	440	360	756

Total expenses	37,970	40,112	17,662	18,740

Expenses by functional classification
Social security and welfare	13,485	13,936	2,238	2,846
Health	7,032	7,622	5,563	5,505
Education	6,473	6,888	6,176	6,376
Other functional classifications	8,787	9,487	3,556	3,804
Forecast for future new spending	—	—	—	—
Finance costs and FX losses/(gains)	2,193	2,179	129	209

Total expenses	37,970	40,112	17,662	18,740

Operating balance	1,941	2,132	338	(45)

Forecast Statement of Financial Position (institutional form)
as at 30 June 2003 (compared to actual 30 June 2002)

	Core Crown		Crown entities
($ million)	Actual 2002	Forecast 2003	Actual 2002	Forecast 2003
	$m	$m	$m	$m
Assets
Financial assets	19,520	21,153	9,945	10,657
Physical assets	29,238	29,948	13,827	14,143
Investment in SOEs and CEs	12,178	12,824	—	—
Other assets	7,613	7,453	2,061	2,295

Total assets	68,549	71,378	25,833	27,095

Liabilities
Borrowings	34,722	35,129	3,326	3,603
Other liabilities	21,207	21,500	11,006	11,578

Total liabilities	55,929	56,629	14,332	15,181

Net worth	12,620	14,749	11,501	11,914
Taxpayer Funds	6,636	8,764	6,085	6,498
Revaluation reserves	5,984	5,985	5,416	5,416
Minority interest	—	—	—	—

Net worth	12,620	14,749	11,501	11,914

Analysis of financial assets and borrowings
Advances and cash	6,218	6,929	1,822	1,822
MSDs and equity investments	13,302	14,224	8,123	8,835

Total financial assets	19,520	21,153	9,945	10,657

Borrowings—Sovereign guaranteed	34,722	35,129	—	—
Borrowings—Non-sovereign guaranteed	—	—	3,326	3,603

Total borrowings	34,722	35,129	3,326	3,603

Borrowings less financial assets	15,202	13,976	(6,619)	(7,054)
Net Crown debt	17,770	18,582
Gross sovereign-issued borrowings	36,202	35,522

        Net Crown debt and gross sovereign-issued debt differ from the analysis above due to elimination of cross-holdings of Govt stock and adding back the NZS Fund and GSF assets.

Forecast Statement of Financial Performance (institutional form)
for the year ended 30 June 2003 (compared to actual 30 June 2002)

	Prior Year Actual vs Current Year Forecast
	State-owned enterprises		Inter-segment elimins		Total Crown
($ million)	Actual 2002	Forecast 2003	Actual 2002	Forecast 2003	Actual 2002	Forecast 2003
	$m	$m	$m	$m	$m	$m
Revenue
Taxation revenue	—	—	(244)	(324)	36,215	38,864
Other sovereign levied income	—	—	(22)	(27)	2,526	2,497
Sales of goods and services	6,816	7,987	(378)	(295)	10,526	10,936
Investment income	27	35	(713)	(465)	949	1,558
Other revenues	319	578	(12,491)	(12,967)	1,009	1,606

Total revenue	7,162	8,600	(13,848)	(14,078)	51,225	55,461

Expenses by input type
Subsidies and transfer payments	—	—	—	—	14,820	15,506
Personnel expenses	1,126	1,533	—	—	11,143	12,994
Operating expenses	5,453	6,131	(13,144)	(13,613)	20,195	20,819
Finance costs	223	272	(303)	(272)	2,230	2,354
FX losses/(gains)	(153)	53	—	—	(145)	87
GSF and ACC liability revaluation movts	—	—	—	—	591	1,196

Total expenses	6,649	7,989	(13,447)	(13,885)	48,834	52,956

Expenses by functional classification
Social security and welfare	—	—	(462)	(544)	15,261	16,238
Health	—	—	(5,039)	(5,213)	7,556	7,914
Education	—	—	(4,554)	(4,515)	8,095	8,749
Other functional classifications	6,579	7,664	(3,085)	(3,341)	15,837	17,614
Forecast for future new spending	—	—	—	—	—	—
Finance costs and FX losses/(gains)	70	325	(307)	(272)	2,085	2,441

Total expenses	6,649	7,989	(13,447)	(13,885)	48,834	52,956

Operating balance	513	611	(401)	(193)	2,391	2,505

Forecast Statement of Financial Position (institutional form)
as at 30 June 2003 (compared to actual 30 June 2002)

	State-owned enterprises		Inter-segment elimins		Total Crown
($ million)	Actual 2002	Forecast 2003	Actual 2002	Forecast 2003	Actual 2002	Forecast 2003
	$m	$m	$m	$m	$m	$m
Assets
Financial assets	1,189	1,811	(5,683)	(5,885)	24,971	27,736
Physical assets	9,866	10,544	—	—	52,931	54,635
Investment in SOEs and CEs	—	—	(12,178)	(12,824)	—	—
Other assets	2,271	2,318	(1,433)	(789)	10,512	11,277

Total assets	13,326	14,673	(19,294)	(19,498)	88,414	93,648

Liabilities
Borrowings	4,382	5,223	(5,683)	(5,885)	36,747	38,070
Other liabilities	2,522	2,564	(1,900)	(1,295)	32,835	34,347

Total liabilities	6,904	7,787	(7,583)	(7,180)	69,582	72,417

Net worth	6,422	6,886	(11,711)	(12,318)	18,832	21,231
Taxpayer Funds	5,044	5,615	(11,711)	(12,318)	6,054	8,559
Revaluation reserves	1,272	1,271	—	—	12,672	12,672
Minority interest	106	—	—	—	106	—

Net worth	6,422	6,886	(11,711)	(12,318)	18,832	21,231

Analysis of financial assets and borrowings
Advances and cash	764	812	(786)	(1,276)	8,018	8,287
MSDs and equity investments	425	999	(4,897)	(4,609)	16,953	19,449

Total financial assets	1,189	1,811	(5,683)	(5,885)	24,971	27,736

Borrowings—Sovereign guaranteed	—	—	(4,871)	(4,609)	29,851	30,520
Borrowings—Non-sovereign guaranteed	4,382	5,223	(812)	(1,276)	6,896	7,550

Total borrowings	4,382	5,223	(5,683)	(5,885)	36,747	38,070

Borrowings less financial assets	3,193	3,412	—	—	11,776	10,334

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 1: Revenue Collected Through the Crown's Sovereign Power
		Income Tax Revenue (accrual)
		Individuals
14,600	—	Source deductions	7,810	7,659	151	2.0	15,508
4,019	—	Other persons	2,249	2,238	11	0.5	4,258
(836)	—	Refunds	(433)	(441)	8	1.8	(834)
361	—	Fringe benefit tax	195	195	—	—	376

18,144	—	Total Individuals	9,821	9,651	170	1.8	19,308
		Corporate Tax
4,517	—	Gross companies tax	2,865	2,833	32	1.1	4,949
(224)	—	Refunds	(69)	(81)	12	15	(190)
664	—	Non-resident withholding tax	429	452	(23)	(5.1)	754
141	—	Foreign-source dividend w/holding payments	55	54	1	1.9	126

5,098	—	Total Corporate Tax	3,280	3,258	22	0.7	5,639
		Other Income Tax
1,000	—	Resident w/holding tax on interest income	526	525	1	0.2	1,061
20	—	Resident w/holding tax on dividend income	34	37	(3)	(8.1)	69
1	—	Estate and gift duties	1	1	—	—	1

1,021	—	Total Other Income Tax	561	563	(2)	(0.4)	1,131

24,263	—	Total Income Tax	13,662	13,472	190	1.4	26,078

		Goods and Services Tax
14,638	—	Gross goods and services tax	7,305	7,100	205	2.9	14,894
(6,642)	—	Refunds	(3,101)	(3,100)	(1)	—	(6,286)

7,996	—	Total Goods and Services Tax	4,204	4,000	204	5.1	8,608
		Other Taxation
874	—	Petroleum fuels excise	490	491	(1)	(0.2)	964
815	—	Tobacco excise	567	527	40	7.6	825
666	—	Customs duty	394	394	—	—	720
580	—	Road user charges	306	302	4	1.3	615
452	—	Alcohol excise	256	258	(2)	(0.8)	460
210	—	Gaming duties	121	125	(4)	(3.2)	253
188	—	Motor vehicle fees	98	96	2	2.1	192
111	—	Energy resources levies	52	49	3	6.1	95
60	—	Approved issuer levy and cheque duty	27	28	(1)	(3.6)	54

3,956	—	Total Other Indirect Taxation	2,311	2,270	41	1.8	4,178

11,952	—	Total Indirect Taxation	6,515	6,270	245	3.9	12,786

36,215	—	Total Tax Revenue Collected	20,177	19,742	435	2.2	38,864

		Other Sovereign Revenues (accrual)
1,627	—	ACC levies	863	814	49	6.0	1,617
205	—	Fire Service levies	105	119	(14)	(11.8)	218
75	—	EQC levies	38	38	—	—	77
619	—	Other miscellaneous items	309	301	8	2.7	585

2,526	—	Total Other Sovereign Revenues	1,315	1,272	43	3.4	2,497

38,741	—	Total Sovereign Revenue	21,492	21,014	478	2.3	41,361

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 1: Receipts Collected Through the Crown's Sovereign Power
		Income Tax Receipts (cash)
		Individuals
14,631	—	Source deductions	7,688	7,704	(16)	(0.2)	15,508
4,500	—	Other persons	2,036	2,041	(5)	(0.2)	4,664
(1,243)	—	Refunds	(686)	(691)	5	0.7	(1,240)
356	—	Fringe benefit tax	185	184	1	0.5	375

18,244	—	Total Individuals	9,223	9,238	(15)	(0.2)	19,307
		Corporate Tax
5,301	—	Gross companies tax	3,052	3,027	25	0.8	5,582
(760)	—	Refunds	(292)	(337)	45	13	(709)
626	—	Non-resident withholding tax	398	386	12	3.1	757
144	—	Foreign-source dividend w/holding payments	63	54	9	16.7	126

5,311	—	Total Corporate Tax	3,221	3,130	91	2.9	5,756
		Other Income Tax
990	—	Resident w/holding tax on interest income	512	508	4	0.8	1,061
20	—	Resident w/holding tax on dividend income	34	36	(2)	(5.6)	69
2	—	Estate and gift duties	1	1	—	—	1

1,012	—	Total Other Income Tax	547	545	2	0.4	1,131

24,567	—	Total Income Tax	12,991	12,913	78	0.6	26,194

		Goods and Services Tax
14,287	—	Gross goods and services tax	6,159	6,155	4	0.1	14,494
(6,194)	—	Refunds	(2,762)	(2,797)	35	1.3	(5,886)

8,093	—	Total Goods and Services Tax	3,397	3,358	39	1.2	8,608
		Other Taxation
847	—	Petroleum fuels excise	487	479	8	1.7	959
797	—	Tobacco excise	628	578	50	8.7	820
655	—	Customs duty	365	353	12	3.4	710
579	—	Road user charges	306	296	10	3.4	614
454	—	Alcohol excise	221	223	(2)	(0.9)	455
245	—	Gaming duties	135	136	(1)	(0.7)	253
184	—	Motor vehicle fees	105	101	4	4.0	191
112	—	Energy resources levies	54	57	(3)	(5.3)	96
59	—	Approved issuer levy and cheque duty	24	25	(1)	(4.0)	53

3,932	—	Total Other Indirect Taxation	2,325	2,248	77	3.4	4,151

12,025	—	Total Indirect Taxation	5,722	5,606	116	2.1	12,759

36,592	—	Total Tax Receipts Collected	18,713	18,519	194	1.0	38,953

		Other Sovereign Receipts (cash)
1,342	—	ACC levies	858	940	(82)	(8.7)	1,628
221	—	Fire Service levies	123	123	—	—	222
76	—	EQC levies	41	41	—	—	77
478	—	Other miscellaneous items	263	257	6	2.3	500

2,117	—	Total Other Sovereign Receipts	1,285	1,361	(76)	(5.6)	2,427

38,709	—	Total Sovereign Receipts	19,998	19,880	118	0.6	41,380

NOTES TO THE FINANCIAL STATEMENTS

Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
NOTE 2: Sale of Goods and Services

        The Statement of Institutional Segments shows the sale of goods and services as a total for each area of the Crown Estate (ie, total sales for core Crown, Crown entities and SOEs). The total for Crown entities includes such items as lottery sales, housing rental, CRI sales, tertiary fees and so on. The total sales of SOEs represents the majority of their income from electricity generation and distribution services, postal services, advertising, air travel sales and so on.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 3: Investment Income
		Investment Income
752	—	Interest income	443	421	22	5.2	1,158
335	—	Student loans	191	202	(11)	(5.4)	400
48	—	Dividends	20	20	—	—	—
(192)	—	Gains/(losses) on marketable securities deposits and equity investments	(216)	32	(248)	—	—
6	—	Other	—	—	—	—	—

949	—	Total Investment Income	438	675	(237)	(35.1)	1,558

		NOTE 4: Other Revenue
24	—	Unrealised gains arising from changes in the value of commercial forests	—	—	—	—	—
22	—	GSF contributions	59	54	5	9.3	115
52	—	Petroleum royalties	24	21	3	14.3	42
3	—	Cost recovery income from fisheries	16	16	—	—	33
908	—	Other	721	753	(32)	(4.2)	1,416

1,009	—	Total Other Operational Revenue	820	844	(24)	(2.8)	1,606

		NOTE 5: Subsidies and Transfer Payments
		Social Assistance Grants
5,450	—	New Zealand superannuation	2,810	2,811	1	—	5,640
1,271	—	ACC payments	797	817	20	2.4	1,492
1,501	—	Domestic purposes benefit	759	759	—	—	1,517
1,369	—	Unemployment benefit	653	655	2	0.3	1,286
862	—	Family support	408	587	179	30.5	1,024
401	—	Student allowances	206	196	(10)	(5.1)	403
3,598	—	Other social assistance grants	1,852	1,853	1	0.1	3,749
115	—	Subsidies	63	65	2	3.1	133
		Other Transfer Payments
223	—	Official development assistance	83	94	11	11.7	230
30	—	Other	10	10	—	—	32

14,820	—	Total Subsidies and Transfer Payments	7,641	7,847	206	2.6	15,506

NOTE 6: Personnel Expenses

        The Statement of Institutional Segments shows the personnel expenses as a total for each area of the Crown Estate (ie, total personnel expenses for core Crown, Crown entities and SOEs). An expense split by functional classification (e.g. Health, Education, Defence, etc) is under development.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
714	—	GSF pension costs	528	537	9	1.7	982
70	—	Other pension expenses	34	28	(6)	(21.4)	68
10,359	—	Other personnel expenses	6,149	6,097	(52)	(0.9)	11,944

11,143	—	Total Personnel Expenses	6,711	6,662	(49)	(0.7)	12,994

		NOTE 7: Operating Expenses

        Operating expenses relate to those expenses incurred in the course of undertaking the functions and activities of every entity included in the Crown financial statements, excluding those separately identified in the Statement of Financial Performance and other notes. Items disclosed separately are those required by accounting standards (and are expanded on further in the annual Crown financial statements). These include depreciation, rental costs and goodwill amortised.

        Other operating costs is the large residual. Most of it represents the payment made for services provided by third parties (roading maintenance for example) or for raw materials (fuel, medicines or inventory for example). It also includes other day-to-day operating costs.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Depreciation expenses:
679	—	Buildings	297	296	(1)	(0.3)	617
88	—	Electricity distribution networks	43	45	2	4.4	90
135	—	Electricity generation assets	69	72	3	4.2	146
164	—	Specialist miliary equipment (SME)	84	84	—	—	170
203	—	State highways	104	104	—	—	208
51	—	Aircraft (excluding SME)	77	76	(1)	(1.3)	78
530	—	Other plant and equipment	323	305	(18)	(5.9)	650
240	—	Other assets	120	141	21	14.9	322

2,090	—	Total depreciation costs	1,117	1,123	6	0.5	2,281
		Other operating expenses:
649	—	Rental and leasing costs	383	393	10	2.5	750
345	—	Change in provision for doubtful debts	180	181	1	0.6	204
73	—	Write off of bad debts	30	23	(7)	(30.4)	98
23	—	Goodwill amortised	24	24	—	—	47
289	—	Grants paid	152	153	1	0.7	279
309	—	Lottery prize payments	155	150	(5)	(3.3)	305
28	—	Loss/(gain) on sale of assets	20	20	—	—	31
16,389	—	Other operating expenses	7,637	7,789	152	2.0	16,824

20,195	—	Total Operating Expenses	9,698	9,856	158	1.6	20,819

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 8: Cash and Marketable Securities, Deposits & Equity Investments
		By category:
2,771	—	Total cash	2,603	3,259	(656)	(20.1)	2,399
13,957	—	Marketable securities and deposits	15,976	13,634	2,342	17.2	13,139
1,980	—	Equity investments (eg, shares)	3,520	4,039	(519)	(12.8)	5,178
1,016	—	Reserve position at the IMF	978	1,060	(82)	(7.7)	1,132

16,953	—	Total MSDs and Equity Investments	20,474	18,733	1,741	9.3	19,449

19,724	—	Cash and MSDs & Equity Investments	23,077	21,992	1,085	4.9	21,848

		By portfolio management:
10,621	—	Reserve Bank and DMO managed funds	12,174	10,571	1,603	15.2	9,469
615	—	NZS Fund (with NZDMO at present)	1,289	1,289	—	—	1,884
1,940	—	Government Superannuation Fund	2,343	2,405	(62)	(2.6)	2,722
769	—	EQC portfolio	1,014	1,262	(248)	(19.7)	2,307
2,046	—	ACC portfolio	2,406	2,181	225	10.3	1,548
962	—	Other holdings	1,248	1,025	223	21.8	1,519

16,953	—	Total MSDs & Equity Investments	20,474	18,733	1,741	9.3	19,449

        The asset values above are net of any cross-holdings. For example the asset portfolios of the GSF, EQC and ACC currently all hold amounts of NZ Government Stock. For financial reporting purposes these amounts are eliminated within the consolidated financial statements. The total portfolios are shown below, along with commentary on the restricted nature of some of the assets (for example the GSF assets are only available for the payment of GSF benefits—because of the restricted nature of these assets they are excluded from the definition of net debt).

Nature of financial assets—some are restricted in their purpose

        Within the financial assets above, several portfolios are restricted in their nature in that they are only available to meet very specified purposes and are not available (by statute or other reasons) for general use by the Crown. It is for this reason that such assets are excluded from the definition of net debt—one of the Crown's key fiscal policy indicators.

New Zealand Superannuation Fund

        The assets of the NZS Fund is the Government's means of building up assets to partially pre-fund future NZS expenses and may only be used for NZ Superannuation. The assets in this fund total $1,046m. The Government's contributions to the NZS Fund are calculated over a 40-year rolling horizon to ensure Superannuation entitlements over the next 40 years can be met.

Government Superannuation Fund

        The GSF Authority administers the financial assets of the GSF totalling over $3.1b. These assets result from contributions by beneficiaries built up through time and can only be applied to the ongoing payment of GSF benefits (as provided by the GSF Act). Also refer Note 14 Outstanding Liability associated with GSF benefits.

EQC—Natural Disaster Fund (NDF)

        The EQC is New Zealand's primary provider of seismic disaster insurance to residential property owners. EQC administers the NDF, comprising capital and reserves. EQC draws on the NDF money to pay out claims for damage caused by natural disasters.

ACC portfolio

        The ACC manages the ACC scheme. At present there is a substantial outstanding claims liability associated with past claims in excess of $7.5b. To manage the payment of these claims in the future, ACC is building up a matching portfolio of assets. The target is to have the residual claims fully funded by 2014. Also refer Note 15 Outstanding Claims Liability.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Individual portfolio information (including cross holdings of NZ Government Stock)
615	—	NZS Fund	1,289	1,289	—	—	1,844
3,287	—	GSF net assets (including portfolio)	3,091	3,169	(78)	(2.5)	3,191
3,643	—	ACC portfolio	3,912	3,867	45	1.2	4,061
3,944	—	EQC portfolio	3,938	4,098	(160)	(3.9)	4,255

		NOTE 9: Advances
4,749	—	Student loans (see analysis below)	4,895	4,899	(4)	(0.1)	5,429
66	—	Residential care loans	66	66	—	—	69
48	—	Contact Energy Limited	—	—	—	—	—
42	—	Maori development rural lending	45	46	(1)	(2.2)	46
30	—	Forestry encouragement loans	30	30	—	—	30
7	—	Catchment authorities	6	3	3	100.0	3
305	—	Other	302	296	6	2.0	311

5,247	—	Total Advances	5,344	5,340	4	0.1	5,888

		Analysis of Student Loans
		Outstanding balance
5,386	—	Total loans outstanding (including interest)	5,650	5,658	(8)	(0.1)	6,147
(637)	—	Total provisions (capital and interest)	(755)	(759)	4	0.5	(718)

4,749	—	Total Student Loans	4,895	4,899	(4)	(0.1)	5,429

		Movement during the year
4,143	—	Opening balance	4,749	4,749	—	—	4,749
935	—	Amount advanced in current year	282	293	(11)	(3.8)	964
335	—	Interest accrued on outstanding loan balances	191	202	(11)	(5.4)	400
(246)	—	Repayment of base capital	(117)	(119)	2	1.7	(247)
(149)	—	Repayment of accrued interest	(83)	(86)	3	3.5	(195)
(276)	—	Interest written off and movement in provision for interest write-offs and doubtful debts	(128)	(142)	14	9.9	(250)
7	—	Other movements	1	2	(1)	(50.0)	8

4,749	—	Closing Balance	4,895	4,899	(4)	(0.1)	5,429

		NOTE 10: Receivables
4,690	—	Taxes receivable	6,392	5,923	469	7.9	4,414
2,999	—	Accounts receivable	3,586	3,364	222	6.6	4,108
280	—	Receivable from the sale and purchase of Maui gas	256	253	3	1.2	226
247	—	Prepayments	383	347	36	10.4	190

8,216	—	Total Receivables	10,617	9,887	730	7.4	8,938

		NOTE 11: Other Investments
106	—	International Bank for Reconstruction and Developments	99	106	(7)	(6.6)	106
104	—	Asian Development Bank	96	104	(8)	(7.7)	104
—	—	Seed Venture Capital Fund	—	—	—	—	10
76	—	Other	79	80	(1)	(1.3)	80

286	—	Total Other Investments	274	290	(16)	(5.5)	300

		NOTE 12: Property, Plant and Equipment
		By Type
		Gross Carrying Value
7,443	—	Land (valuation)	6,338	6,320	18	0.3	6,423
486	—	Properties intended for sale (valuation)	472	465	7	1.5	437
19,014	—	Buildings (valuation)	20,306	20,450	(144)	(0.7)	21,503
2,170	—	Electricity distribution network (valuation)	2,138	2,220	(82)	(3.7)	2,273
1,173	—	Electricity generation assets (cost)	1,236	1,235	1	0.1	1,252
1,580	—	Aircraft (ex SME) (valuation)	1,736	1,755	(19)	(1.1)	1,959
11,945	—	State highways (valuation)	12,115	12,115	—	—	12,285
2,768	—	Specialist military equipment (valuation)	2,828	2,865	(37)	(1.3)	3,012
7,611	—	Other plant and equipment (cost)	8,967	8,995	(28)	(0.3)	9,002
6,910	—	Other assets (valuation)	6,401	6,455	(54)	(0.8)	6,715

61,100	—	Total Gross Carrying Value	62,537	62,875	(338)	(0.5)	64,861

		Accumulated Depreciation
1,587	—	Buildings	1,657	1,666	9	0.5	2,263
166	—	Electricity distribution network	173	204	31	15.2	244
117	—	Electricity generation assets	142	143	1	0.7	172
—	—	Aircraft (ex SME)	77	76	(1)	(1.3)	78
—	—	State highways	104	104	—	—	208
589	—	Specialist military equipment	670	671	1	0.1	756
4,123	—	Other plant and equipment	4,822	4,860	38	0.8	4,974
1,587	—	Other assets	1,292	1,356	64	4.7	1,531

8,169	—	Total Accumulated Depreciation	8,937	9,080	143	1.6	10,226

		Net Carrying Value
7,443	—	Land (valuation)	6,338	6,320	18	0.3	6,423
486	—	Properties intended for sale (valuation)	472	465	7	1.5	437
17,427	—	Buildings (valuation)	18,649	18,784	(135)	(0.7)	19,240
2,004	—	Electricity distribution network (valuation)	1,965	2,016	(51)	(2.5)	2,029
1,056	—	Electricity generation assets (cost)	1,094	1,092	2	0.2	1,080
1,580	—	Aircraft (ex SME) (valuation)	1,659	1,679	(20)	(1.2)	1,881
11,945	—	State highways (valuation)	12,011	12,011	—	—	12,077
2,179	—	Specialist military equipment (valuation)	2,158	2,194	(36)	(1.6)	2,256
3,488	—	Other plant and equipment (cost)	4,145	4,135	10	0.2	4,028
5,323	—	Other assets (valuation)	5,109	5,099	10	0.2	5,184

52,931	—	Total Net Carrying Value	53,600	53,795	(195)	(0.4)	54,635

		By holding
52,464	—	Freehold assets	53,260	53,444	(184)	(0.3)	53,956
467	—	Leasehold assets	340	351	(11)	(3.1)	679

52,931	—	Total Net Carrying Value	53,600	53,795	(195)	(0.4)	54,635

		NOTE 13: Payables and Provisions
6,008	—	Accounts payable and accruals	6,288	6,026	(262)	(4.3)	6,530
1,926	—	Taxes repayable	2,143	1,937	(206)	(10.6)	1,924
590	—	Provisions	485	479	(6)	(1.3)	318
685	—	National Provident Fund Guarantee	685	685	—	—	685
1,180	—	Provision for employee Entitlements	1,194	1,181	(13)	(1.1)	1,086

10,389	—	Total Payables and Provisions	10,795	10,308	(487)	(4.7)	10,543

NOTE 14: GSF Liability

Calculation information

        The Government Superannuation Fund (GSF) assets and liabilities have been calculated by the Government Actuary as part of the 2002 December Economic and Fiscal Update. The liabilities arise from closed schemes for past and present public sector employees (set out in the GSF Act 1956). A Projected Aggregate Funding Method, based on balance-date membership data, is used for the valuation. This method requires the benefits payable from the GSF in respect of past service to be estimated and then discounted back to the valuation date.

        The GSF liability included in the 30 June 2002 Crown financial statements was calculated using discount rates derived from the market yield curve as at the balance date. This resulted in an average after-tax discount rate of 4.9% (4.5% at 30 June 2001). Other principal long-term financial assumptions are an inflation rate, of 2.0% (changed from 1.5% at 30 June 2001) (as measured by the increase in the Consumer Price Index) and annual salary increases rate, before any promotional effects of 3.0% (2.5% at 30 June 2001).

Presentation and forecast approach

        The projected gross liability is included within total liabilities. The GSF has available to it a portfolio of assets that partially offset the gross liability. The assets (less cross holdings of NZ Government stock) are included in the asset portion of the Crown's overall balance sheet.

        The approach followed in the past has been to show the movement in the net unfunded liability (ie, liability less assets) as a single net movement in the Statement of Financial Performance. Going forward, the component parts will be separated between gross liability movements and gross asset movements.

        Regular revaluations will occur as part of Crown forecasting processes for the December and Budget Economic and Fiscal Updates. The updated DEFU forecasts contain a new valuation prepared by the Government Actuary, with the liability revalued as at 31 October (which has been included in the November results) and projected forward to 30 June 2003 (and beyond). The November 2002 to May 2003 monthly forecast tracks are derived from the latest valuation and assume the liabilities to be static. The asset position is based on forecasts of contributions, investment returns (based on an expected long-run average rate of return) and benefit payments.

        The assets of the GSF scheme will fluctuate during the year due to changes in the market value of its investments, particularly the equity investments. These movements will be reflected in the monthly accounts as part of investment income (movements in asset values) and will likely differ from the monthly forecasts. Movements in the value of the assets will also reflect differences in contribution income and benefit payments.

Volatility in monthly results

        The forecasts presume a constant long-term rate of return, reflecting a forecast of the long-term average rate of return for a given portfolio mix. The actual results will almost always differ from the long-run average, particularly reflecting the short-term volatility of equity asset values. Such volatility is to be expected. The key objective is that over the longer-term, the long-run average rate of return is achieved.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		GSF liability and asset information
		Gross GSF liability
11,979	—	Opening gross liability	12,210	12,210	—	—	12,210
231	—	Net projected change	482	482	—	—	440

12,210	—	Closing gross liability	12,692	12,692	—	—	12,650
		Less net assets available to the GSF scheme
3,492	—	Opening asset value	3,287	3,287	—	—	3,287
		Net projected change:
(222)	—	Investment valuation changes	(121)	(43)	(78)	(181.4)	55
17	—	Contributions and other income less membership payments	(75)	(75)	—	—	(151)

(205)	—	Total projected change	(196)	(118)	(78)	(66.1)	(96)

3,287	—	Closing net asset values	3,091	3,169	(78)	(2.5)	3,191
		Net unfunded liability of the GSF schemes
8,487	—	Opening unfunded liability	8,923	8,923	—	—	8,923
436	—	Net projected change	678	600	(78)	(13.0)	536

8,923	—	Net unfunded liability	9,601	9,523	(78)	(0.8)	9,459

NOTE 15: ACC OUTSTANDING CLAIMS LIABILITY

Calculation information

        Trowbridge Consulting Pty Limited, Consulting Actuaries, have prepared the independent actuarial estimate of the ACC outstanding claims liability as at 30 June 2002 (and for the forecast information). This estimate includes the expected future payments relating to accidents that occurred prior to balance date (whether or not the associated claims have been reported to, or accepted by, ACC) and also the expected administrative expenses of managing these claims.

        Key economic variables that impact on changes to the valuation are the long-term Labour Cost Index (LCI) of 2% (2.4% at 30 June 2001) and discount rate of 6.8% (6.9% at 30 June 2001). Other key variables in each valuation is the assumed rate at which long-term claimants will leave the scheme over the period. This assessment is largely based on scheme history.

Presentation approach

        The projected gross liability is included within total liabilities. The ACC has available to it a portfolio of assets that partially offset the gross liability. The assets (less cross holdings of NZ Government stock) are included in the asset portion of the Crowns overall balance sheet.

        The approach followed in the past has been to show the movement in the ACC liability as a single net movement in the Statement of Financial Performance as part of the net surplus of SOEs and Crown entities. Now meovements will be shown within the component assets and liabilities.

        Within the monthly Crown financial statements, the projected liability is presumed to move from the opening position to the projected closing position evenly each month. This is reflected in the actual monthly accounts and is updated as part of regular valuations performed for Crown forecast purposes. The assets held by ACC may fluctuate due to changes in asset values, particularly the equity markets. These movements will also be reflected in the monthly accounts as part of investment income (movements in asset values).

Volatility in monthly results

        The forecasts presume a rate of return, reflecting a forecast of the long-term average rate of return for a given portfolio mix. The actual results will almost always differ from the long-run average, particularly reflecting the short-term volatility of equity asset values. Such volatility is to be expected. The key objective is that over the longer-term, the long-run average rate of return is achieved.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		ACC liability and asset information
		Gross ACC liability
7,141	—	Opening gross liability	7,501	7,501	—	—	7,501
360	—	Net projected change	153	153	—	—	756

7,501	—	Closing gross liability	7,654	7,654	—	—	8,257
		Less net assets available to ACC
3,262	—	Opening net asset value	3,865	3,865	—	—	3,865
603	—	Net projected change	176	142	34	23.9	507

3,865	—	Closing net asset values	4,041	4,007	34	0.8	4,372
		Net ACC reserves (net liability)
3,879	—	Opening reserves position	3,636	3,636	—	—	3,636
(243)	—	Net projected change	(23)	11	34	309.1	249

3,636	—	Closing reserves position (net liability)	3,613	3,647	34	0.9	3,885

		NOTE 16: Revaluation Reserves
		Movement in Asset Revaluation Reserves
8,488	—	Opening Balance	12,672	12,672	—	—	12,672
		Net Revaluations
3,315	—	Land and buildings	50	17	33	194.1	—
20	—	Electricity distribution network	—	—	—	—	—
—	—	Aircraft (ex Specialist Military Equipment)	—	—	—	—	—
736	—	State highways	—	—	—	—	—
—	—	Specialist military equipment	—	—	—	—	—
116	—	Other assets	1	—	1	—	—

4,187	—	Total Net Revaluations	51	17	34	200.0	—
(3)	—	Transfers to taxpayer funds	9	3	6	200	—

12,672	—	Closing Asset Revaluation Reserve	12,732	12,692	40	0.3	12,672

NOTES TO THE FINANCIAL STATEMENTS

Reconciliation of Net Core Crown Cash Flow From Operations With Net Cash Proceeds From Domestic Bonds

        This statement outlines the Core Crown Bonds reconciliation. Government stock balances and flows between the NZDMO, NZS Fund and the GSF are not eliminated. This presents the complete activity of the NZDMO bond programme.

			Current Year Actual vs Forecast
Prior Year 30 June 2002	Actual 31 December 2001						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Core Crown Cash Flows from Operations
36,762	8,791	Total tax receipts	18,828	18,632	196	1.1	39,259
318	92	Total other sovereign receipts	211	206	5	2.4	394
1,188	271	Interest, profits and dividends	580	538	42	7.8	1,066
1,309	303	Sale of goods & services and other receipts	640	632	8	1.3	1,321
(14,343)	(3,578)	Subsidies and transfer payments	(7,204)	(7,262)	58	0.8	(14,189)
(19,160)	(5,599)	Personnel and operating costs	(10,946)	(10,875)	(71)	(0.7)	(22,100)
(2,300)	(486)	Finance costs	(1,066)	(1,202)	136	11.3	(2,092)
—	—	Forecasts for future new spending	—	—	—	—	—

3,774	(206)	Net Cash Flows From Operations	1,043	669	374	55.9	3,659
		Investing flows
		Net advances
(681)	(128)	Student loans	(166)	(174)	8	4.6	—
(472)	(90)	Housing New Zealand Corporation	(15)	(7)	(8)	(114.3)	—
(75)	—	District health boards and CFA	(27)	(22)	(5)	(22.7)	—
70	—	Contact Energy Limited	48	48	—	—	—
45	—	Solid Energy New Zealand Limited	—	—	—	—	—
(2)	(1)	Other	10	12	(2)	(16.7)	(1,095)

(1,115)	(219)	Total Net Advances	(150)	(143)	(7)	(4.9)	(1,095)
(1,220)	(220)	Net purchase of physical assets	(567)	(666)	99	14.9	(1,490)
		Net investments
(885)	—	Air New Zealand Limited	—	—	—	—	—
(129)	(27)	District health boards	(135)	(146)	11	7.5	—
(72)	(30)	New Zealand Post Limited	—	—	—	—	—
(42)	—	Housing New Zealand Corporation	(5)	(17)	12	70.6	—
7	—	At Work Insurance Limited	—	—	—	—	—
(102)	(3)	Other	(73)	(70)	(3)	(4.3)	(716)
(600)	(161)	Net (purchase) of MSDs/equities by NZS Fund	(674)	(674)	—	—	(1,200)
—	—	Capital contingency provision	—	—	—	—	(103)

(1,823)	(221)	Net (purchase)/sale of Investments	(887)	(907)	20	2.2	(2,019)

(384)	(866)	(Required to be financed)/Available for debt repayment	(561)	(1,047)	486	46.4	(945)
		Used in:
273	208	Other net (purchase)/sale of marketable securities and deposits	(2,066)	(818)	(1,248)	(152.6)	1,113

(111)	(658)	Total Investing activities	(2,627)	(1,865)	(762)	(40.9)	168
(136)	74	Net (repayment)/issue of other New Zealand-dollar borrowing	(63)	526	(589)	(112.0)	(490)
(386)	46	Net issue/(repayment) of foreign currency borrowing	227	244	(17)	(7.0)	401
(383)	(226)	Net outflows/(inflow) of cash	418	(425)	843	198.4	444
196	47	Issues of circulating currency	645	162	483	298.1	162

(709)	(59)		1,227	507	720	142.0	517

(820)	(717)	Net (Cash Proceeds from)/Repayments of Domestic Bonds	(1,400)	(1,358)	(42)	(3.1)	685

		Gross Cash Proceeds from Domestic Bonds
3,721	892	Domestic bonds (market)	1,517	1,512	5	0.3	2,517
347	—	Domestic bonds (non-market)	—	—	—	—	390

4,068	892	Total Gross Cash Proceeds from Domestic Bonds	1,517	1,512	5	0.3	2,907
(2,594)	(175)	Repayment of domestic bonds (market)	—	—	—	—	(2,823)
(654)	—	Repayment of domestic bonds (non-market)	(117)	(154)	37	24.0	(769)

820	717	Net Cash Proceeds from/(Repayments of) Domestic Bonds	1,400	1,358	42	3.1	(685)

QuickLinks

  Exhibit 99.4(d)(2) Financial Statements of the Government of New Zealand For the Six Months Ended 31 December 2002 21 February 2003
COMMENTARY
Statement of Segments—What is an inter-segment elimination?
FINANCIAL STATEMENTS